PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JANUARY 13, 2017

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under Rule 14a-12

MAGICJACK VOCALTEC LTD.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

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☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:__________________________________________

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JANUARY 13, 2017

MAGICJACK VOCALTEC LTD.

12 Haomanut Street, 2nd Floor

Poleg Industrial Zone, Netanya 4250445, Israel

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 28, 2017

NOTICE IS HEREBY GIVEN that the 2016 annual general meeting of shareholders (the “2016 Meeting”) of magicJack VocalTec Ltd. (the “Company”) will be held at the offices of Yigal Arnon & Co. at 1 Azrieli Center, Tel Aviv 6702101, Israel at 10:00 a.m. Israel time on Tuesday, February 28, 2017, or at any adjournments or postponements thereof.

The agenda for the 2016 Meeting is as follows:

1.	To elect to the Board of Directors of the Company (the “Board” or the “Board of Directors”):

A.	Proposal of the Board: To re-elect Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento and to elect Mr. Don C. Bell III, Mr. Izhak Gross, and Mr. Alan B. Howe to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified;

OR

B.	Proposal of Kanen Wealth Management LLC and Mr. David L. Kanen (together, “Kanen”): To elect Mr. Anthony Ambrose, Mr. Louis Antoniou, Mr. Jonathan M. Charak, Mr. David Clark, Mr. W. Austin Lewis, Mr. Anthony Pompliano and Mr. Alan B. Howe to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified.

2.	To re-approve the Company’s Compensation Policy.

3.	To approve the grant of 7,000 shares of restricted stock of the Company to Mr. Izhak Gross, subject to his election to the Board under Proposal 1.A.

4.	To approve the accelerated vesting of shares of restricted stock of the Company held by Mr. Yoseph Dauber, a former director of the Company.

5.	To approve a limited extension of the Employment Agreement with Mr. Gerald Vento, the Company’s President and Chief Executive Officer, until the earlier of June 30, 2017 or the date the Company hires a President and Chief Executive Officer to replace Mr. Vento, and to approve entering into a consulting agreement with Mr. Vento effective upon his separation date.

6.	To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2016 and to authorize the Company’s Board of Directors, subject to the approval of the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services.

7.	To transact such other business as may come properly before the 2016 Meeting or any adjournments or postponements thereof.

These matters are described more fully in the attached Proxy Statement, which we urge you to read in its entirety. We are currently not aware of any other matters that will come before the 2016 Meeting other than the matters described herein. If any other matters are presented properly at the 2016 Meeting, the persons designated as proxies intend to vote upon such matters in accordance with their best judgment.

Only shareholders of record at the close of business on January 25, 2017 will be entitled to attend and vote at the 2016 Meeting. This Notice and the accompanying Proxy Statement and enclosed WHITE proxy card are being first mailed to shareholders on or about [●], 2017. These items, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, are available free of charge at the “Financial Information” tab of our website at www.vocaltec.com.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” PROPOSALS 1.A, 2, 3, 4, 5 and 6 AND DISREGARD PROPOSAL 1.B.

YOUR VOTE IS VERY IMPORTANT. Whether or not you attend the 2016 Meeting in person, please take the time to vote your shares by completing, signing and promptly mailing the enclosed WHITE proxy card to us in the enclosed, postage-paid envelope. If your shares are held in “street name,” that is, held for your account by a broker, bank or other nominee, you will receive instructions from the shareholder of record that you must follow in order to instruct how your shares are voted at the 2016 Meeting. If you are a shareholder of record, you may attend the 2016 Meeting and you may vote in person, whether or not you have already executed and returned your WHITE proxy card. You may revoke your proxy at any time before the 2016 Meeting by (i) timely completing and returning a later-dated WHITE proxy card, (ii) delivering a written notice of revocation to the Company’s Secretary prior to the 2016 Meeting, or (iii) attending the 2016 Meeting and voting in person. Only a shareholder’s last proxy submitted prior to the 2016 Meeting will be counted. A shareholder’s attendance at the 2016 Meeting does not automatically revoke such shareholder’s proxy, unless such shareholder votes at the 2016 Meeting or specifically requests in writing that his or her proxy be revoked.

Please note that Kanen has nominated a slate of director nominees for election to the Board at the 2016 Meeting. The Board of Directors does not endorse the slate of nominees put forth by Kanen. You may receive solicitation materials from Kanen, including a proxy statement and a proxy card. We are not responsible for the accuracy of any information provided by or related to Kanen or its nominees contained in any proxy solicitation materials filed or disseminated by Kanen or any statements Kanen may otherwise make. Information related to Kanen and Kanen’s nominees to the Board contained in this Proxy Statement are based on the information provided by Kanen and included in Kanen’s declarations to the Company, and the Company is not responsible for the accuracy of such information.

This Proxy Statement and the enclosed WHITE proxy card are first being mailed to shareholders on or about [●], 2017

By order of the Board of Directors,

By:	/s/ Gerald Vento
Gerald Vento
Chief Executive Officer & President

[●], 2017

If you have any questions or need assistance voting the WHITE proxy card, please call the firm assisting us:

Saratoga Proxy Consulting LLC

520 8th Avenue, 14th Floor

New York, NY 10018

(212) 257-1311

magicJack Stockholders call toll free at: (888) 368-0379

Email: info@saratogaproxy.com

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED JANUARY 13, 2017

MAGICJACK VOCALTEC LTD.

12 Haomanut Street, 2nd Floor

Poleg Industrial Zone, Netanya, Israel 4250445

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 28, 2017

General Information

This proxy statement (the “Proxy Statement”) is being furnished by the Board of Directors (the “Board” or the “Board of Directors”) of magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (referred to as “we,” “us” or the “Company”) to the holders of ordinary shares, no par value, of the Company, in connection with the solicitation by the Board of proxies for use at the Company’s 2016 annual general meeting of shareholders or any adjournment thereof (the “2016 Meeting”). The 2016 Meeting will be held at the offices of Yigal Arnon & Co. at 1 Azrieli Center, Tel Aviv 6702101, Israel at 10:00 a.m. Israel time on Tuesday, February 28, 2017, or at any adjournments or postponements thereof. This Proxy Statement and the enclosed WHITE proxy card are first being mailed to shareholders on or about [●], 2017.

Matters to be Voted Upon at the 2016 Meeting

At the 2016 Meeting, you will be requested to vote on the following proposals (the “Proposals”):

1.	To elect to the Board of Directors of the Company:

A.	Proposal of the Board: To re-elect Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento and to elect Mr. Don C. Bell III, Mr. Izhak Gross, and Mr. Alan B. Howe to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified;

OR

B.	Proposal of Kanen Wealth Management LLC and Mr. David L. Kanen (together, “Kanen”): To elect Mr. Anthony Ambrose, Mr. Louis Antoniou, Mr. Jonathan M. Charak, Mr. David Clark, Mr. W. Austin Lewis, Mr. Anthony Pompliano and Mr. Alan B. Howe to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified.

2.	To re-approve the Company’s Compensation Policy.

3.	To approve the grant of 7,000 shares of restricted stock to Mr. Izhak Gross, subject to his election to the Board under Proposal 1.A.

4.	To approve the accelerated vesting of shares of restricted stock of the Company held by Mr. Yoseph Dauber, a former director of the Company.

5.	To approve a limited extension of the Employment Agreement with Mr. Gerald Vento, the Company’s President and Chief Executive Officer, until the earlier of June 30, 2017 or the date the Company hires a President and Chief Executive Officer to replace Mr. Vento, and to approve entering into a consulting agreement with Mr. Vento effective upon his separation date.

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6.	To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2016 and to authorize the Company’s Board of Directors, subject to the approval of the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services.

7.	To transact such other business as may come properly before the 2016 Meeting or any adjournments or postponements thereof.

We are currently not aware of any other matters that will come before the 2016 Meeting. If any other matters are presented properly at the 2016 Meeting, the persons designated as proxies intend to vote upon such matters in accordance with their best judgment.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS

VOTE “FOR” PROPOSALS 1.A, 2, 3, 4, 5 and 6 AND DISREGARD PROPOSAL 1.B.

Proxy Contests in Connection with the 2016 Meeting

Your Board has nominated the following seven candidates for re-election and election to the Board of Directors at the 2016 Meeting under Proposal 1.A: Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing, Mr. Gerald Vento, Mr. Don C. Bell III, Mr. Izhak Gross, and Mr. Alan B. Howe (collectively, the “Company Nominees,” but with respect to Mr. Howe, only in his capacity as a nominee of the Board).

Kanen

On August 29, 2016, Kanen nominated a competing slate of the following seven candidates for election to the Board of Directors at the 2016 Meeting under Proposal 1.B: Mr. Anthony Ambrose, Mr. Louis Antoniou, Mr. Jonathan M. Charak, Mr. David Clark, Mr. W. Austin Lewis, Mr. Anthony Pompliano, and Mr. Alan B. Howe (collectively, the “Kanen Nominees,” but with respect to Mr. Howe, only in his capacity as a nominee of Kanen). The Board of Directors DOES NOT endorse the Kanen Nominees and recommends that you DISREGARD the Kanen Nominees in Proposal 1.B and vote “FOR” the Company Nominees in Proposal 1.A.

You may receive proxy solicitation materials from Kanen, including a proxy statement and proxy card. We are not responsible for the accuracy of any information provided by Kanen or the Kanen Nominees contained in any proxy solicitation materials filed or disseminated by Kanen or any statements Kanen may otherwise make. Information related to Kanen and its nominees to the Board contained in this Proxy Statement are based on the information provided by Kanen and included in Kanen’s declarations to the Company.

Carnegie

On January 5, 2017, Paul M. Posner (together with Carnegie Technologies Holdings LLC, “Carnegie”), submitted a proposal to nominate a competing slate of the following seven candidates for election to the Board of Directors at the 2016 Meeting: Mr. Frank J. Bell, Mr. Nabil N. El-Hage, Mr. Richard Kimsey, Mr. Morris A. Miller, Mr. Alan Howe and Mr. Gerald Vento (collectively, the “Carnegie Nominees,” but with respect to Mr. Howe and Mr. Vento, only in their capacities as nominees of Carnegie). Upon review of the proposal submitted by Carnegie, the Company determined that the information provided to the Company in Carnegie’s proposal did not meet the requirements of the Companies Law (as defined below) and was thus invalid as a matter of law. As a result, this preliminary proxy statement does not include the Carnegie Nominees.

Our Board of Directors recommends that you disregard any materials you may receive from or may be directed to by Kanen or Carnegie, including any proxy statement or proxy card. If you have any questions or need any assistance voting, please call Saratoga Proxy Consulting LLC, our proxy solicitor, at (888) 368-0379.

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Shareholders Entitled to Vote at the 2016 Meeting

Only shareholders of record at the close of business on January 25, 2017 (the “Record Date”) will be entitled to receive notice of, to attend, and to vote at the 2016 Meeting. As of the Record Date, the Company had outstanding [●] ordinary shares, each of which is entitled to one vote upon each of the matters to be presented at the 2016 Meeting.

Voting Procedures

Record Holders

If you are a record holder entitled to vote at the 2016 Meeting, meaning your shares are registered in your own name, you may vote:

By Mail: Complete, sign and date the enclosed WHITE proxy card and return it by mail in the enclosed, postage-paid envelope. Your shares will be voted according to your instructions.

At the 2016 Meeting: If you attend the 2016 Meeting, you may deliver your completed WHITE proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2016 Meeting. You are encouraged to complete, sign and date the enclosed WHITE proxy card and return it by mail in the enclosed, postage-paid envelope whether or not you plan to attend the 2016 Meeting.

Beneficial Owners

If your shares are held in “street name,” meaning they are held for your account by a broker, bank or other nominee, these proxy materials are being forwarded to you by that nominee. The nominee holding your shares is considered the shareholder of record for purposes of voting at the 2016 Meeting. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the nominee holding the shares. You should receive instructions from your nominee explaining how you can provide them with instructions on how to vote your shares at the 2016 Meeting. You will not be able to vote in person at the 2016 Meeting unless you have a legal proxy from your nominee issued in your name granting you the right to vote your shares in person.

If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes and will not be treated as either a vote “for” or “against” a proposal. Under the Companies Law, broker non-votes will not be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Only Proposal 6 (ratification of the reappointment of the independent public auditor) is considered a routine matter on which brokers will be entitled to vote without instructions from the beneficial owner. Proposals with respect to the election of directors and executive compensation are considered “non-routine” and the nominee that holds your shares does not have authority to vote your shares on these matters without your instruction. Therefore, please promptly instruct your broker or other nominee on how to vote your shares on all of the Proposals in this Proxy Statement.

Quorum

Two (2) or more shareholders, present in person or by proxy and holding shares conferring in the aggregate more than thirty-three and one-third percent (33.33%) of the voting power of the Company will constitute a quorum at the 2016 Meeting. Abstentions may be specified on all Proposals. Abstentions will be counted as present for purposes of determining a quorum but will not be counted as voting on the Proposal in question. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum. If a quorum is not present within thirty (30) minutes from the time appointed for the 2016 Meeting, the 2016 Meeting will be adjourned to the same day in the following week, at the same time and place, or to such day and at such time and place as the Chairman of the 2016 Meeting may determine. At such adjourned Meeting, two (2) or more members, present in person or by proxy and holding shares conferring in the aggregate more than thirty-three and one-third percent (33.33%) of the voting power of the Company, will constitute a quorum.

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Vote Required for Approval

YOUR VOTE IS VERY IMPORTANT. Each shareholder is entitled to one vote per each ordinary share held thereby. You may vote for, against, or abstain on, or you may disregard, each proposal presented at the 2016 Meeting. Subject to additional requirements with respect to Proposals 2, 3, 4 and 5 as described below, the affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on each proposal is necessary for the approval of each Proposal presented at the 2016 Meeting.

Proposal 1

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on each Proposal is necessary for the approval of either Proposal 1.A or Proposal 1.B. If you abstain with respect to either Proposal 1.A. or Proposal 1.B., your shares will be counted for purposes of establishing a quorum on that specific Proposal, but will not be considered to have voted for or against such Proposal, and therefore will have the effect of voting against that Proposal. Broker non-votes will not be counted for the purposes of establishing a quorum on Proposal 1, and therefore will have no effect on the outcome of the vote for either Proposal 1.A or Proposal 1.B.

Further, the approval of Proposal 1.A is subject to shareholders voting “FOR” nominees only under Proposal 1.A, and the approval of Proposal 1.B is subject to shareholders voting “FOR” nominees only under Proposal 1.B. Shareholders are asked to elect nominees by voting on either Proposal 1.A or Proposal 1.B, but not both, to serve as directors of the Company until the close of the next annual general meeting of shareholders of the Company. Please note that although Mr. Howe appears under both Proposal 1.A and Proposal 1.B, you may only vote “FOR” Mr. Howe in one place on the enclosed WHITE proxy card. If a shareholder votes “FOR” any nominees under both Proposal 1.A and Proposal 1.B, including Mr. Howe, the shareholder’s votes under both Proposal 1.A and 1.B will not be counted in determining the outcome of either Proposal.

If a shareholder votes “FOR” any nominees under Proposal 1.A and gives no instructions as to Proposal 1.B, such shareholder will be deemed to have voted “AGAINST” Proposal 1.B.  If a shareholder votes “FOR” any nominees under Proposal 1.B and gives no instructions as to Proposal 1.A, such shareholder will be deemed to have voted “AGAINST” Proposal 1.A.

Proposals 2, 4 and 5

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on each of Proposals 2, 4 and 5 is necessary for the approval of each such Proposal. If you abstain with respect to Proposals 2, 4 and 5, your shares will be counted for purposes of establishing a quorum on that Proposal, but will not be considered to have voted for or against the Proposal, and therefore will have the effect of voting against the Proposal. Broker non-votes will not be counted for the purposes of establishing a quorum on Proposals 2, 4 and 5 and therefore will have no effect on the outcome of the vote on Proposals 2, 4 and 5.

The approval of each of Proposals 2, 4 and 5 is also subject to the approval of a “Special Majority” which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest (as defined below) in the Proposal, or (ii) the total number of shares held by such shareholders described above and voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company. Abstentions shall not be taken into account.

Under the Israeli Companies Law, 5759-1999, as currently amended, and the regulations promulgated thereunder (collectively, the “Companies Law”), and as used in this Proxy Statement, a “Personal Interest” means an interest of a person in an act or transaction of a company, including: (i) a personal interest of that person’s relative (which includes for these purposes a person’s spouse, siblings, parents, grandparents, descendants, and a spouse’s descendants, siblings, and parents, and the spouse of any of the foregoing); (ii) a personal interest of another entity in which that person or his or her relative holds five percent (5%) or more of such entity’s issued shares or voting rights, has the right to appoint a director or the chief executive officer of such entity, or serves as director or chief executive officer of such entity; or (iii) the personal interest of a person voting pursuant to a proxy whether or not the proxy grantor has a personal interest, as well as the vote of a proxy holder if the proxy grantor has a personal interest, irrespective of whether the proxy holder has voting discretion or not. A personal interest resulting merely from holding the Company’s shares will not be deemed a Personal Interest.

For each of Proposals 2, 4 and 5, if you do not confirm that you do not have a Personal Interest in the approval of the relevant Proposal, you will be considered as having a Personal Interest in the Proposal, and your shares will not be counted in the Special Majority vote required for that Proposal.

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Proposal 3

The approval of Proposal 3 is subject first to the election of Mr. Gross to the Board under Proposal 1.A.

If Mr. Gross is elected under Proposal 1.A. and if the Company’s Compensation Policy is re-approved under Proposal 2, then the affirmative vote of the holders of a simple majority of the voting power represented at the 2016 Meeting in person or by proxy and voting on Proposal 3 is necessary for the approval of Proposal 3. If you abstain with respect to Proposal 3, your shares will be counted for purposes of establishing a quorum on that Proposal, but will not be considered to have voted for or against the Proposal, and therefore will have the effect of voting against the Proposal. Broker non-votes will not be counted for the purposes of establishing a quorum on Proposal 3, and therefore will have no effect on the outcome of the vote on Proposals 3.

If, however, Mr. Gross is elected under Proposal 1.A. but the Company’s Compensation Policy is not re-approved under Proposal 2, then approval of Proposal 3 is also subject to the approval of a “Special Majority” which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company. Abstentions shall not be taken into account.

If Proposal 2 is not approved and a Special Majority vote is required, and if you do not confirm that you do not have a Personal Interest in the approval of Proposal 3, you will be considered as having a Personal Interest in the Proposal, and your shares will not be counted in the Special Majority vote required for that Proposal.

Proposal 6

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on Proposal 6 is necessary for the approval of Proposal 6. If you abstain with respect to Proposal 6, your shares will be counted for purposes of establishing a quorum on that Proposal, but will not be considered to have voted for or against the Proposal, and therefore will have the effect of voting against the Proposal. Broker non-votes will not be counted for the purposes of establishing a quorum on Proposal 6, and therefore will have no effect on the outcome of the vote on Proposal 6.

Voting of Proxies

Upon the receipt of a properly executed WHITE proxy card in the form enclosed, the persons named as proxies in the WHITE proxy card will vote the ordinary shares covered by the proxy in accordance with the directions of the shareholder executing the proxy. Subject to applicable law and the rules of the Nasdaq Global Market (“Nasdaq”), if no instructions are indicated in such proxies with respect to a specific Proposal or all Proposals, the ordinary shares represented by the properly executed and received WHITE proxy cards will be voted “FOR” Proposals 1.A, 2, 3, 4, 5 and 6, and “AGAINST” Proposal 1.B.

Any shareholder that holds, as of the record date set for determining the shareholders entitled to notice of and to vote at the 2016 Meeting, either (i) five percent (5%) or more of the total voting rights in the Company or (ii) five percent (5%) or more of the total voting rights in the Company held by all shareholders that are not control persons, may, directly or through a representative after the 2016 Meeting is held, review, at the Company’s registered office, all proxies received by the Company with respect to the 2016 Meeting.

Solicitation of Proxies

Proxies are being mailed to shareholders on or about [●], 2017 and will be solicited by the Company mainly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation, may solicit proxies by telephone, fax or other personal contact. We will furnish copies of solicitation materials to brokerage firms, nominees, fiduciaries and other custodians for forwarding to their respective principals. We will bear the cost of soliciting proxies, including, among other things, preparing, assembling, mailing, printing and handling, and will reimburse the reasonable expenses of brokerage firms, banks and others for forwarding materials to beneficial owners of ordinary shares. We may also solicit proxies by email from shareholders who previously requested to receive proxy materials electronically.

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The Company has retained Saratoga Proxy Consulting LLC (“Saratoga”) to solicit proxies. Under our agreement with Saratoga, Saratoga will receive a fee of up to $[●] plus the reimbursement of reasonable expenses. Saratoga expects that approximately [●] of its employees will assist in the solicitation. Saratoga will solicit proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of Saratoga, relating to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this Proxy Statement.

Revocation of Proxies

A shareholder of record who has executed and delivered a proxy card may revoke such proxy at any time before the 2016 Meeting by (i) timely completing and returning a later-dated proxy card, (ii) voting on a later date by using the Internet or by telephone, (iii) delivering a written notice of revocation to the Company’s Secretary prior to the 2016 Meeting, or (iv) attending the 2016 Meeting and voting in person. Only a shareholder’s last proxy submitted prior to the 2016 Meeting will be counted. A shareholders attendance at the 2016 Meeting does not automatically revoke such shareholder’s proxy, unless such shareholder votes at the 2016 Meeting or specifically requests in writing that his or her proxy be revoked.

Shareholder Proposals

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual general meeting of shareholders by submitting their proposals in writing to our Secretary in a timely manner. Such request must comply with the requirements of our Amended and Restated Articles of Association, which establish an advance notice procedure for shareholders holding at least one percent (1%) of the voting rights in the issued share capital of the Company who wish to include a subject in the agenda of an annual general meeting of shareholders in the future. Any such request must be in writing, must include all information related to the subject matter and the reason that such subject is proposed to be brought before the annual general meeting and must be signed by the shareholder or shareholders making such request. Each such request shall also set forth: (a) the name and address of the shareholder making the request; (b) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the shareholder and any other person or persons (naming such person or persons) in connection with the subject which is requested to be included in the agenda; and (d) a declaration that all the information that is required under the Companies Law and any other applicable law to be provided to the Company in connection with such subject, if any, has been provided. Furthermore, the Board may, in its discretion and to the extent it deems necessary, request that the shareholders making the request provide additional information necessary so as to include a subject in the agenda of an annual general meeting.

Under Section 66(b) of the Companies Law, a shareholder who meets the conditions of Section 66(b) of the Companies Law may submit its request to include an agenda item within seven days following the Company’s notice of convening a shareholders’ meeting at which directors are to be elected and certain other proposals are to be considered. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 14a-8 of the Exchange Act, to be eligible for inclusion in the Company’s proxy materials for the 2017 annual meeting of shareholders, expected to be held on or around [●], shareholder proposals must be received by the Secretary not later than [●]. Proposals should be addressed to: magicJack VocalTec Ltd., 12 Haomanut Street, 2nd Floor, Poleg Industrial Zone, Netanya, Israel 4250445.

Nomination of Director Candidates

You may also propose director candidates for consideration by our Board if you hold at least one percent (1%) of the outstanding voting power in the Company. For additional information regarding shareholder recommendations for director candidates, see “Meetings and Committees of the Board — Nominating Committee and Director Nominating Process.”

Change of Control

If the Kanen Nominees are elected, a change of control will occur under certain of the Company’s employment agreements with management as described in this Proxy Statement under the heading “Employment Agreements and Potential Payments Upon Termination or Change of Control.”

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Other Matters and Additional Information

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, our other reports on Forms 10-K, 10-Q, 8-K and other publicly available information are available at www.vocaltec.com.

This Proxy Statement provides you with detailed information about the matters on which you are requested to vote your shares. In addition, you may obtain information about the Company from documents filed with the United States Securities and Exchange Commission (“SEC”). We encourage you to read the entire Proxy Statement carefully.

If you would like to obtain directions to be able to attend the 2016 Meeting in person, please call Jose Gordo, the Company’s Chief Financial Officer, at 561-749-2255. If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

Saratoga Proxy Consulting LLC

520 Eighth Ave 14th floor

New York, NY 10018

(212) 257-1311

(888) 368-0379

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BACKGROUND TO THE SOLICITATION

Kanen

On August 19, 2016, Kanen jointly filed a statement of beneficial ownership on Schedule 13D (the “Schedule 13D”), disclosing that Kanen beneficially owned in the aggregate 834,417 ordinary shares of the Company, including call options, which represented 5.26% of the Company’s issued and outstanding ordinary shares. The beneficial ownership percentage was calculated using 15,855,362 ordinary shares issued and outstanding as of July 31, 2016. For additional information regarding Kanen’s ownership of the Company’s ordinary shares, please refer to the section below titled, “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

The Schedule 13D included a letter dated August 19, 2016 sent by Mr. Kanen to the Board of Directors expressing his views concerning, among other things, the Board’s strategy and the management of the Company (the “August 19 Letter”). The August 19 Letter demanded that the Company execute a $50 million share buyback over the next three years and add two new Board members who will “have telco/VoIP experience and will be engaged with and exercise active oversight of management, holding them accountable to our goals of growing and reinventing the company.”

On August 25, 2016, the Company filed a current report on Form 8-K announcing that the Board of Directors had fixed October 7, 2016 as the date for the 2016 Meeting. The Form 8-K also announced that the Board of Directors had established August 29, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the 2016 Meeting.

On August 26, 2016, Kanen jointly filed an amendment to the Schedule 13D disclosing that Kanen beneficially owned in the aggregate 998,452 shares of the Company’s ordinary shares, including call options, which represented 6.3% of the Company’s issued and outstanding ordinary shares.

On August 29, 2016, Kanen’s Israeli legal counsel, Herzog, Fox & Neeman (“Herzog”), sent to the Company by facsimile two letters of notice (the “Kanen Nomination Notices”) regarding Kanen’s intention to nominate seven directors, pursuant to the Companies Law, to the Company’s Board of Directors at the 2016 Meeting—an increase from the demand for two new directors in the August 19 Letter. The seven director candidates named in the Kanen Nomination Notices were Alan B. Howe, Anthony Ambrose, Jonathan M. Charak, William Austin Lewis, David Clark, Anthony Pompliano and Louis Antoniou.

On August 31, 2016, Kanen jointly filed a second amendment to the Schedule 13D disclosing that Herzog had delivered the Kanen Nomination Notices to the Company and Kanen had requested that the seven Kanen Nominees be included in the Company’s proxy materials for the 2016 Meeting.

On August 31, 2016, the Board of Directors held a meeting to discuss the Kanen Nomination Notices and to vote on postponing the 2016 Meeting. After deliberation, the Board of Directors determined that it was necessary to delay the 2016 Meeting in order to fulfil the fiduciary duties of the members of the Board. The Board of Directors instructed the Company’s U.S. legal counsel, Vinson & Elkins L.L.P. (“Vinson & Elkins”), to contact Kanen’s U.S. legal counsel, Thompson Hine LLP (“Thompson Hine”), in order to request a phone conversation to discuss the matters raised by Kanen in its August 19 Letter and the Kanen Nomination Notices.

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On August 31, 2016, Vinson & Elkins informed Thompson Hine that the Board of Directors was reviewing the Kanen Nomination Notices and conducting due diligence with respect to the credentials of the seven Kanen Nominees and that the Board of Directors would be open to interviewing the nominees.

On September 1, 2016, the Company issued a press release to confirm that Kanen had delivered the Kanen Nomination Notices to the Company and to announce the postponement of the 2016 Meeting by the Board of Directors pending the Board of Directors’ review of the Kanen Nomination Notices.

On September 2, 2016, the Board of Directors met to discuss the initial phone conversation between Vinson & Elkins and Thompson Hine. After the board meeting, Vinson & Elkins contacted Thompson Hine to reiterate the Company’s normal practice of considering any person proposed by a shareholder to serve as a member of the Board of Directors, and further, to continue discussions concerning the willingness of the Board of Directors to review any shareholder proposal that could increase shareholder value and avoid the costs and burden of a protracted proxy contest. After a telephone conversation, Thompson Hine wrote to Vinson & Elkins to express appreciation for the outreach from the Company and to note that Kanen would consider a resolution of the proxy contest if the Company agreed to appoint three of Kanen’s nominees to a reconstituted seven-member Board of Directors.

On September 4, 2016, Herzog sent to the Company by facsimile additional documents to supplement the Kanen Nomination Notices previously sent to the Company (the “Kanen Supplement”). The Kanen Supplement provided additional information concerning two of the proposed director candidates, Anthony Pompliano and Jonathan M. Charak.

On September 6, 2016, the Board of Directors held a meeting to discuss the Kanen Nomination Notices and Kanen’s proposal. For the purposes of efficiency, the Board of Directors determined it was in the Company’s best interests for the Board of Directors to form a special committee (the “Negotiating Committee”) to attempt to negotiate a settlement with Kanen, with the final terms of a settlement to be approved by the full Board of Directors prior to execution. The Board of Directors discussed the potential terms of a settlement, including, among other things:

●	increasing the Board of Directors from six to seven directors, composed of five incumbent directors and two new directors (one mutually agreeable director and one of the Kanen Nominees);

●	commencing a $40 million share buyback program over the following three years, subject to the limitations on share buybacks under the Companies Law, which would be terminated if certain objective criteria, determined in advance to measure the success of the share buyback program, were not met; and

●	each party would be responsible for their own legal fees in connection with the proxy contest.

On September 6, 2016, Vinson & Elkins reached out to Thompson Hine and shared a graphical description of the Company’s historic buyback performance comparing previous share buyback programs and the Company’s resulting stock performance following such programs. The graphic description is set forth below. Further, Vinson & Elkins sent a settlement term sheet proposing the terms agreed to by the Board.

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On September 8, 2016, Thompson Hine contacted Vinson & Elkins and made a settlement counterproposal in which Kanen proposed, among other terms, that

●	the Board of Directors would increase from six to seven directors, with one incumbent director stepping down and the subsequent appointment of two new directors (both of whom would be Kanen Nominees);

●	David Kanen would have board observer rights;

●	the Company would commence a $50 million share buyback program; which would be suspended if the value of the Company’s ordinary shares exceeded a valuation of nine times EV/EBITDA, as determined in good faith by the Board of Directors; and

●	each party would be responsible for their own legal fees in connection with the proxy contest.

On September 9, 2016, Vinson & Elkins reached out to Thompson Hine regarding several unclear terms in the share buyback program proposed by Kanen, including, among other things, the suspension of the buyback and the calculation of such suspension. Vinson & Elkins also explained the limitation on share buybacks under Israeli law, noting that any share buyback program would be limited to the Company’s “profits,” as defined under the Companies Law.

On September 14, 2016, the Negotiating Committee met to discuss terms for a revised settlement term sheet and suggestions for a mutually agreeable resolution. Vinson & Elkins contacted Thompson Hine to give an update regarding the progress made on a revised settlement term sheet.

On September 15, 2016, the Board of Directors met to discuss the terms of the settlement term sheet proposed by the Negotiating Committee.

On September 16, 2016, Vinson & Elkins delivered a revised settlement term sheet to Thompson Hine.

On October 5, 2016, the Board of Directors approved a draft settlement agreement, which Vinson & Elkins then sent to Thompson Hine. The terms included a $45 million share buyback program over approximately five years and a reconstituted seven-member Board including one mutually agreeable director and one Kanen Nominee (the “Kanen Designee”).

On October 12, 2016, Thompson Hine sent a revised settlement agreement that, among other things, removed the discretion of the Board of Directors to suspend the share buyback program for 120 days even if the Board of Directors found that continuing the share buyback program would be materially detrimental to the Company and its shareholders, and removed a confidentiality restriction on the Kanen Designee that would have prevented such Kanen Designee from disclosing confidential information to Kanen.

On October 20, 2016, Vinson & Elkins sent a revised settlement agreement proposing a $45 million share buyback program and a reconstituted seven-member Board with one mutually agreeable director and one Kanen Designee. However, the Board of Directors again included, among other things, a confidentiality clause for any Kanen Nominee elected or appointed to the Board of Directors, and a requirement that Kanen maintain at least 5% ownership of the Company to maintain control of a seat on the Board.

On October 21, 2016, Thompson Hine wrote Vinson & Elkins to confirm that Kanen had accepted the proposal; however, the email noted that Kanen now requested reimbursement for any legal fees incurred in connection with the discussion and negotiation of the settlement agreement.

On October 23, 2016, Vinson & Elkins emailed Thompson Hine that the Board of Directors was reviewing the latest demand from Kanen regarding the request that the Company reimburse Kanen for its legal expenses.

On October 27, 2016, Vinson & Elkins contacted Thompson Hine to inform them that the request for reimbursement was rejected by the Board, as, after multiple revisions by both parties, each version of the term sheet and the settlement agreement required that each party would bear its own costs.

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On November 9, 2016, in an effort to bring the deliberation to a close, Vinson & Elkins notified Thompson Hine that the Board of Directors would be willing to reimburse Kanen for up to $25,000 of expenses. Thompson Hine, on behalf of Kanen, agreed to these terms.

On November 15, 2016, Thompson Hine suggested additional candidates for consideration by the Board of Directors for the mutually agreeable independent director position.

On November 15, 2016, Vinson & Elkins contacted Thompson Hine to request an in-person interview with one of Kanen’s proposed nominees to the Board, Mr. Alan B. Howe.

On November 16, 2016, Vinson & Elkins sent a director questionnaire to Thompson Hine for completion by Mr. Howe, as required by the Company’s Bylaws.

On November 21, 2016, Thompson Hine sent to Vinson & Elkins the questionnaire completed by Mr. Howe.

On December 1, 2016, Vinson & Elkins confirmed with all parties that the interview of Mr. Howe would take place at the office of Vinson & Elkins in New York City on December 7.

On December 7, 2016, the Negotiating Committee interviewed Mr. Howe in New York City.

On December 12, 2016, the Negotiating Committee met to discuss Mr. Howe’s candidacy to the Board. The same day, the Negotiating Committee made its recommendation to the full Board of Directors to approve Mr. Howe’s nomination to the Board.

On December 13, 2016, Vinson & Elkins notified Thompson Hine that Mr. Howe had been approved by the Negotiating Committee as the Kanen Designee.

On December 15, 2016, the Board of Directors convened to discuss the settlement negotiations.

On December 20, 2016, Vinson & Elkins notified Thompson Hine that the Board of Directors had considered several prospects for the mutually agreeable position on the Board of Directors. The Board of Directors proposed Mr. Don C. Bell III.

On December 21, 2016, Thompson Hine proposed Mr. Joseph Beatty for consideration as the mutually agreeable designee to the Board.

On December 25, 2016, Vinson & Elkins sent a director questionnaire to Mr. Bell.

On December 27, 2016, the Negotiating Committee interviewed Mr. Bell.

On December 29, 2016, Mr. Bell sent his completed director questionnaire. On the same day, the Negotiating Committee met to discuss Mr. Bell’s candidacy to the Board. The same day, the Negotiating Committee made its recommendation to the full Board of Directors to approve Mr. Bell’s nomination to the Board.

On December 29, 2016, the Board convened to discuss the progress of the settlement negotiations and to continue to review the advisability of the proposed terms. Management provided its views on a potential share buyback, including its opinion that prior share buybacks by the Company have not appeared to create long-term shareholder value, and the possibility that a share buyback could limit available cash for growth initiatives as well as restrict strategic alternatives that might otherwise be available to the Company. The Board also heard from the Negotiating Committee, which advised that the share buyback was not clearly the best use of the Company’s capital and recommended that the Board decline to move forward with any required share buyback program. Based on these discussions, and the sustained concerns expressed by the Board and management regarding the impact of a potential share buyback over the previous months, the Board concluded that a share buyback was not in the best interests of all shareholders. As a result, the Board decided that it could not, in light of its fiduciary duties to the Company’s shareholders, agree to implement such a program, and that a mutually agreeable settlement with Kanen without a share buyback proposal seemed unlikely. In order to bring the matter to a conclusion, the Board resolved that it would be necessary to set a date for the 2016 Meeting and submit both the Company Nominees and the Kanen Nominees to a vote of the shareholders, as requested by Kanen and required by Israeli law. In furtherance of what the Board believes is the best interests of the Company’s shareholders and based on the feedback received from Kanen over the previous months, the Board resolved to increase the size of the Board to create two new directorships effective as of the 2016 Meeting and to nominate Mr. Howe, a nominee of Kanen, and Mr. Bell, a proposed new independent director, for election to these vacant seats at the 2016 Meeting. The Board then voted to approve and file the preliminary version of this Proxy Statement.

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On December 30, 2016, the Company proceeded to file this Proxy Statement and issued a press release announcing the Board’s decision. Concurrently with the filing, Vinson & Elkins called Thompson Hine, informing them that the Board determined that a settlement obligating the Company to conduct a share buyback program is not in the best interest of all shareholders and, therefore, the Board decided to proceed with the proxy contest to allow the shareholders to decide on the election of directors.

On January 2, 2017, Kanen issued a press release, in which Kanen applauded and commended the Board for its actions. On the same day, Vinson & Elkins followed up with Thompson Hine, asking whether Kanen is formally withdrawing its nominations. Thompson Hine did not respond.

Carnegie

At the beginning of July 2016, Carnegie contacted the Company to express its interest in exploring a strategic transaction with the Company, including the acquisition of one or more of the Company’s businesses, or the Company as a whole. Subsequently, senior officers of the Company attended an informal meeting with Carnegie in New York to discuss the possibility of a strategic transaction.

On July 20, 2016, Carnegie sent a letter to the Company indicating it was interested in acquiring all of the outstanding ordinary shares of the Company for a price between $8.00 and $10.00 per ordinary share, subject to certain conditions regarding performance of due diligence and the negotiation of definitive agreements. Additionally, further negotiations were conditioned on the Company granting Carnegie a 45-day exclusivity period.

On August 1, 2016, in response to the Board’s request for a narrower price range, Carnegie sent a letter to the Company further indicating its interest in acquiring all of the outstanding ordinary shares of the Company at a proposed price range of $8.50 to $9.50 per ordinary share.

On August 12, 2016, the Company sent Carnegie a letter in response informing it that the Board had rejected the proposal contained in its letter of August 1, 2016, but indicating that the Company would be interested in pursuing further negotiations and proposing that the parties enter into a customary non-disclosure agreement to facilitate such discussions.

On August 15, 2016, the Company and Carnegie entered into a non-disclosure agreement with Carnegie (the “Carnegie NDA”) to facilitate further discussions and more substantive due diligence regarding a proposed acquisition.

On August 23, 2016, the Board met to discuss the status of the negotiations with Carnegie and authorized management to engage Bank of America to perform a valuation analysis.

On September 12, 2016, after further discussions between the Company and Carnegie and Carnegie’s performance of due diligence on the Company (including several meetings with senior management), Carnegie sent a letter of intent to the Company communicating its offer to acquire all of the ordinary shares of the Company for $8.50 per ordinary share. Further negotiations were again conditioned on the Company granting Carnegie an exclusivity period, in this case terminating on November 6, 2016.

On September 16, 2016, Carnegie sent an updated letter of intent with respect to the proposed transaction containing additional details and maintaining an $8.50 per ordinary share offer price, subject to an exclusivity period terminating November 11, 2016.

On September 22, 2016, the Board met to discuss the results of the valuation analysis performed by Bank of America, with a representative of Bank of America attending the meeting to respond to any inquiries of the directors. After a robust discussion, the Board determined that a counteroffer to Carnegie at $10.00 per ordinary share was appropriate.

On September 29, 2016, Carnegie sent an updated letter of intent to the Company generally confirming the terms of its prior letter (including the $8.50 per ordinary share offer price), which included a 45-day go shop provision. On the same date, the Board met to discuss the letter from Carnegie. After noting that the proposed price of $10.00 per ordinary share had been communicated to Carnegie, the Board voted to not pursue a transaction with Carnegie at a price of $8.50 per ordinary share.

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On October 10, 2016, the Board determined that it would be appropriate to counter the offer received from Carnegie at $10.00 per ordinary share and give Carnegie a short period to respond. Following the meeting, the Company sent a letter to Carnegie countering the offer made in Carnegie’s letter of September 29, 2016 with, among other things, a purchase price of $10.00 per share and an exclusivity period terminating on November 7, 2016.

On October 15, 2016, the Board met to discuss negotiations with Carnegie and noted that Carnegie had informed the Company that it was not willing to increase its offer above $8.50 per ordinary share.

On January 4, 2017, Carnegie contacted the Company to express its displeasure that the Company had not entered into a strategic transaction, but did not indicate that it would initiate a proxy contest to take over control of the Board.

On January 5, 2017, Carnegie issued a press release announcing its intent to nominate a slate of directors for election to the Board at the 2016 Meeting and Carnegie’s Israeli legal counsel, Meitar Liquornik Geva Leshem Tal (“Meitar”), submitted to the Company a proposal (the “Carnegie Director Proposal”) on behalf of Paul M. Posner to nominate seven directors, pursuant to the Companies Law, to the Company’s Board of Directors at the 2016 Meeting.

On January 6, 2017, the Company issued a press release, filed with the SEC on Form 8-K, acknowledging receipt of the Carnegie Director Proposal and stating that the Company was reviewing the nominations provided therein pursuant to its corporate governance policies and the requirements of the Companies Law.

On January 11, 2017, the Company, through Vinson & Elkins, gave notice to Carnegie under the Carnegie NDA that the Company is required to disclose its negotiations with Carnegie in the Company’s proxy statement.

On January 12, 2017, Israeli legal counsel for the Company, Yigal Arnon & Co. (“Yigal Arnon”) sent a letter to Meitar informing them that the information provided to the Company in the Carnegie Director Proposal did not meet the requirements of the Companies Law and was thus invalid as a matter of law. As a result, this amended preliminary proxy statement does not include the Carnegie Director Proposal.

On January 12, 2017, Vinson & Elkins sent a letter to Carnegie, demanding an explanation of how Carnegie could legally acquire a 1.6% stake in the Company while being in possession of inside information about the Company as a result of its due diligence in the Company.

On January 13, 2017, the Company filed its amended preliminary proxy statement.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Association provides that the Board will consist of not less than two (2) nor more than eleven (11) directors. The Board presently consists of six (6) members and, as of the 2016 Meeting, two (2) vacancies.  The expiration dates of the terms of office of our current directors are as follows:

●	Donald A. Burns, Richard Harris, Dr. Yuen Wah Sing and Gerald Vento are serving one-year terms that expire at the 2016 Meeting.

●	Izhak Gross was appointed to the Board in 2016 to fill a vacancy left by the retirement of Mr. Yoseph Dauber and is serving a term that expires at the 2016 Meeting.

●	Tal Yaron-Eldar, who was re-elected as an external director in April 2014, is serving a three-year term that expires at the 2017 annual general meeting of the Company’s shareholders. For a discussion regarding the adoption by the Company of an exemption from the Companies Law requirement to elect external directors, see “Corporate Governance – The Committees” in this Proxy Statement.

General Information on Proposal 1.A and Proposal 1.B

Proposal 1.A is a proposal of our Board to re-elect and elect the Company Nominees to the Board of Directors, as the case may be.  The Board asks that you refer directly to Proposal 1.A for further information on the Company Nominees and recommends that shareholders vote “FOR” Proposal 1.A on the enclosed WHITE proxy card.

Proposal 1.B is a proposal of Kanen to elect the Kanen Nominees named in Proposal 1.B, who are currently unaffiliated with the Company, to the Company’s Board of Directors.  At the request of Kanen and pursuant to the requirements of the Companies Law, we have included Proposal 1.B in the agenda for the 2016 Meeting and on the enclosed WHITE proxy card, and incorporated a brief description of Proposal 1.B in this Proxy Statement.  Please be aware that the Board DOES NOT endorse the Kanen Nominees and recommends that shareholders DISREGARD Proposal 1.B on the enclosed WHITE proxy card.

Director Not Standing For Election Whose Term Does Not Expire in 2016

Ms. Tal Yaron-Eldar currently serves as a director of the Company whose term does not expire at the 2016 Meeting and who is therefore not standing for election at the 2016 Meeting.  Biographical information for Ms. Yaron-Eldar is set forth below:

TAL YARON-ELDAR (53) was appointed to the Board in April 2011 and re-appointed in April 2014.  In 2013, Ms. Yaron-Eldar founded Yaron-Eldar, Paller Schwartz and Co.  From January 2004 until 2012, Ms. Yaron-Eldar served as the Chief Executive Officer of Arazim Investment Company, a publicly traded real estate investment company.  She was a partner with the law firm Cohen, Yaron-Eldar & Co. from July 2004 to March 2007, when she became a partner with the law firm of Tadmor & Co. Ms. Yaron-Eldar has also served in a variety of public positions, including Chief Legal Advisor of the Customs and V.A.T. Department of the Finance Ministry of the State of Israel from 1998 to 2001 and as the Commissioner of Income Tax and Real Property Tax Authority of the State of Israel from 2002 to 2004. She currently serves as a director of Rosetta Genomics Ltd., a biotech company traded on Nasdaq; Meditechnika Ltd., a medical appliances company traded on the Tel Aviv Stock Exchange; Lodgia Rotex Investments Ltd., a real estate company traded on the Tel Aviv Stock Exchange; Arko Investments, a venture capital firm traded on the Tel Aviv Stock Exchange; and Tadea Investments, Postal Bank, and Galmed Pharmaceuticals. Ms. Yaron-Eldar holds an MBA, specializing in finance, and an LLB from Tel Aviv University, and is a member of the Israeli Bar Association. She contributes to the mix of experience and qualifications the Board seeks to maintain primarily through her legal, tax and finance experience.

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Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on each Proposal is necessary for the approval of either Proposal 1.A or Proposal 1.B. If you abstain with respect to either Proposal 1.A. or Proposal 1.B., your shares will be counted for purposes of establishing a quorum on that specific Proposal, but will not be considered to have voted for or against such Proposal, and therefore will have the effect of voting against that Proposal. Broker non-votes will not be counted for the purposes of establishing a quorum on Proposal 1, and therefore will have no effect on the outcome of the vote for either Proposal 1.A or Proposal 1.B.

Further, the approval of Proposal 1.A is subject to shareholders voting “FOR” nominees only under Proposal 1.A, and the approval of Proposal 1.B is subject to shareholders voting “FOR” nominees only under Proposal 1.B. Shareholders are asked to elect nominees by voting on either Proposal 1.A or Proposal 1.B, but not both, to serve as directors of the Company until the close of the next annual general meeting of shareholders of the Company. Please note that although Mr. Howe appears under both Proposal 1.A and Proposal 1.B, you may only vote “FOR” Mr. Howe in one place on the enclosed WHITE proxy card. If a shareholder votes “FOR” any nominees under both Proposal 1.A and Proposal 1.B, including Mr. Howe, the shareholder’s votes under both Proposal 1.A and 1.B will not be counted in determining the outcome of either Proposal.

If a shareholder votes “FOR” any nominees under Proposal 1.A and gives no instructions as to Proposal 1.B, such shareholder will be deemed to have voted “AGAINST” Proposal 1.B.  If a shareholder votes “FOR” any nominees under Proposal 1.B and gives no instructions as to Proposal 1.A, such shareholder will be deemed to have voted “AGAINST” Proposal 1.A.

Board Recommendation

THE COMPANY’S BOARD RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE COMPANY NOMINEES NAMED IN PROPOSAL 1.A

AND DISREGARD PROPOSAL 1.B.

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PROPOSAL 1.A

BOARD PROPOSAL ON THE ELECTION OF DIRECTORS

Pursuant to the recommendation of the Nominating Committee, the Board has nominated the candidates named below to stand for election and re-election to the Board at the 2016 Meeting, as the case may be.  The primary responsibility of a director of the Company is to exercise his or her business judgment prudently and to act in a manner that he or she believes in good faith to be in the best interests of the Company and its shareholders.  The Nominating Committee and the Board consider individuals who have proven leadership skills and strong records of success.  Further, nominees are selected on the basis of board experience, character, integrity, ability to make independent analytical inquiries on matters that come before our Board, a business background relevant to the Company and its industry, and an understanding of the Company’s business environment.

We believe that each of the nominees named in this Proposal 1.A meets these strict qualifications and is poised to make a meaningful contribution to the Board and the Company.  Accordingly, the Board asks the shareholders to vote under this Proposal 1.A to:

●	re-elect all of the following current directors of the Board whose terms expire at the 2016 Meeting to serve as directors of the Company: Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento;

●	elect Mr. Izhak Gross, who was appointed by the Board to serve as a director on August 9, 2016 to fill the vacancy caused by the retirement of Mr. Yoseph Dauber, to continue to serve as a director on the Board; and

●	elect Mr. Don C. Bell III and Mr. Alan B. Howe to fill the two vacancies on the Board,

in each case, to serve until the next annual general meeting of shareholders of the Company.

In connection with Mr. Howe’s nomination by Kanen and the ensuing settlement negotiations described in the “Background of the Solicitation” section of this Proxy Statement, the Nominating Committee and the Board interviewed Mr. Howe and conducted a thorough review of Mr. Howe’s qualifications.  Based on this review and the recommendation of Kanen, the Board determined that Mr. Howe would make a meaningful contribution to the Board and elected to create a vacant position on the Board as of the 2016 Meeting and to include Mr. Howe in this Proposal 1.A for election to the Board.  Further, and again upon the recommendation of Kanen, the Board determined that an additional independent director would benefit the Company and elected to create a vacant position on the Board, as of the 2016 Meeting, for an independent director nominee. Upon interviewing Mr. Bell and reviewing his qualifications, the Nominating Committee and the Board resolved that he would make a valuable addition to the Board, and the Board voted to nominate Mr. Bell for election to the Board in this Proposal 1.A .  The Board further determined that both Mr. Howe and Mr. Bell meet the independent director qualifications described in the “Corporate Governance – Director Independence” section of this Proxy Statement.

The Compensation Committee and the Board have not yet determined prospective director compensation for Mr. Bell and Mr. Howe. The Board will make this determination should Mr. Bell and Mr. Howe be elected to the Board by the shareholders under Proposal 1.A, and pursuant to the Company's Compensation Policy should the same be approved.

Company Nominees

Each of the Company Nominees has attested to the Board and the Company that he or she meets all the requirements in connection with the election of directors under the Companies Law and has consented to be named as a nominee to the Board in this Proxy Statement and to serve if elected.  If any substitute nominee(s) should be designated, the Company will file an amended proxy statement and WHITE proxy card that, as applicable, identifies the substitute nominee(s), discloses that such nominee(s) have consented to being named in the revised proxy statement and to serve if elected, and includes the biographical and other information about such nominee(s) as required by the rules of the SEC and the Companies Law. There are no family relationships between any of the company nominees named herein, on the one hand, and the Company’s directors and executive officers, on the other hand.

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The biographical information for each Company Nominee nominated by our Board is set forth below.

DONALD A. BURNS (53) was appointed to the Board on December 17, 2010, and has served as Chairman of the Board since January 1, 2013. Mr. Burns served as President of YMax Corporation (“YMax”) from March 2007 to February 2008, Director of YMax from March 2007 to June 2009 and Chairman of the Board of Directors of YMax from February 2008 to June 2009. In 1993, Mr. Burns founded Telco Communications Group, Inc., a telecommunications company, and its Dial & Save subsidiaries, and served as the Chief Executive Officer and Vice Chairman until the company was sold to Excel Telecommunications, Inc. in 1997. Mr. Burns is the founder and President of The Donald A. Burns Foundation, Inc. Mr. Burns attended the University of Maryland. Mr. Burns’ qualifications for our Board include his leadership skills and years of experience working in the telecommunications industry.

RICHARD HARRIS (69) was appointed to the Board on March 26, 2013. Mr. Harris is founder and president of Harris & Associates, a twenty-two year-old consulting firm specializing in financial, operational and strategic consulting services to start-up and high growth telecommunications and technology firms. Mr. Harris’ experience includes strategic planning, capital formation, corporate valuations, litigation support and expert testimony. He has served as Chief Financial Officer for Independent Wireless One; as Vice President of Operations, Finance and Administration for Horizon Cellular Telephone Company; as Vice President and Chief Financial Officer for Metrophone Cellular Communications Company; as Chief Financial Officer for Nobel Learning Centers; as Controller for Harrah’s Atlantic City and as Audit Manager for Coopers and Lybrand. He has served on the Board of Directors and as Chairman of the Finance Committee of Amtrol Inc. since 2007. Mr. Harris holds an MBA in Finance from the Wharton School in Philadelphia, a BS in Accounting from the Pennsylvania State University and has CPA licenses in Pennsylvania and New Jersey. Mr. Harris contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his consulting work in the telecommunications industry and his experience as a Chief Financial Officer for public companies.

DR. YUEN WAH SING (62) was appointed to the Board upon the consummation of the 2010 business combination between VocalTec Communications Ltd. (“VocalTec”) and YMax on July 16, 2010. Dr. Sing served as the President of TigerJet Network, Inc. (“TigerJet”), currently a wholly owned subsidiary of YMax, from June 2008 through July 2016. Dr. Sing brings more than 30 years of semiconductor and VoIP communication industry experience to the Company. He has served as a director of YMax since 2008 and as its Chairman since October 2009. Prior to its acquisition by YMax in 2008, from 1998 to 2008, Dr. Sing founded and was the Chief Executive Officer of TigerJet. Prior to founding TigerJet, Dr. Sing was the founder of 8x8 Inc./Packet 8, a video conferencing and VoIP company and served as Executive Vice President and Vice Chairman from 1987 to 1997. Dr. Sing received a PhD and MS degree in electrical engineering from the University of California, Berkeley. We believe his experience, qualifications, attributes and skills, particularly in the telecommunications industry, qualify him to serve as a member of our Board.

GERALD VENTO (69) was appointed to the Board upon the consummation of the 2010 business combination between VocalTec and YMax on July 16, 2010. Mr. Vento has served as a director of YMax since 2008, and served as Chairman of the Board from April 2012 through December 2012. Effective January 1, 2013, Mr. Vento was appointed to serve as President and Chief Executive Officer of the Company. Mr. Vento previously served as a member of the Board of Managers of Velocity Express, LLC, a privately held transportation and logistics company, from 2009 through 2012, and its CEO and Executive Chairman from 2011 to 2012. Mr. Vento served as the CEO and Executive Chairman of Westec Intelligent Surveillance, a privately held video surveillance security company, from 2004 through 2009, and continued to serve as a director of Westec through 2012. From 1996 to 2002, Mr. Vento served as the Chief Executive Officer of TelCorp PCS Inc. From 1993 to 1995, he served as the Vice Chairman and Chief Executive Officer of Sprint Spectrum/American PCS, L.P., where he oversaw the development of the first PCS network in the United States. Mr. Vento contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his extensive business growth experience and prior work in the telecommunications industry.

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DON C. BELL III (47) has been the owner and general partner of Tidal Capital LLC since April 2011, and President of Trigg Partners since August 2014. He was President and Principal Owner of Tidal Research, LLC from 2007 to 2011. From 2003 to 2006, he served as Senior Vice President of Marketing and Corporate Development at IPC Systems, Inc. From 2001 to 2003, he was Vice President of Clearwire Technologies. From 1998 to 2001, he was an Investment Banker in the Mergers and Strategic Advisory Department of Goldman Sachs.  He is an independent director of Wireless Telecom Group and serves as the chairman of its Compensation Committee and is a member of its Nomination and Governance Committee.  He was an independent director of TeleCommunication Systems Inc. from 2015 through its sale to Comtech Telecommunications in 2016, and served as a member of the Compensation Committee and the Nomination and Governance Committee and as Chairman of the Special Committee formed to evaluate and oversee the sales process.  Mr. Bell was an independent director of NTS Communications from 2012 through the sale of the Company to Tower Three Partners in 2014, and served as a member of the Special Committee formed in connection with such sale.  Mr. Bell holds a Master’s Degree in Business Administration from The Wharton School, University of Pennsylvania, and graduated from St. John’s College with a BA in Classics. Mr. Bell’s operating, finance and public director experience in the Telecom and Technology industry qualify him to serve on the Company’s Board of Directors.

IZHAK GROSS (70) was appointed to the Board effective August 9, 2016.  Mr. Gross co-founded four global companies in fields ranging from network messaging, web conferencing, VoIP systems and recyclable printed boards. From 2006 to 2010, Mr. Gross served as the co-founder, Chairman and Chief Executive Officer of Kroom Ltd., a company headquartered in Tel Aviv, Israel that designed and manufactured a wide range of products made out of laminated printed board.  From 1996 to 2005, he served as the co-founder and Chairman of ArelNet Ltd., a company headquartered in Yavne, Israel that was publicly traded on the Israel Stock Exchange (TASE).  ArelNet Ltd. was a pioneer of VoIP communications producing switching and delivery systems.  From 1988 to 2005, Mr. Gross also served as co-founder and Chairman of Arel Communications and Software Ltd., a technology leader in interactive web communications headquartered in Yavne, Israel that was publicly traded on Nasdaq.  From 1982 to 1988, he served as cofounder and Managing Director of Arel Computers and Software Ltd., a company headquartered in Yavne, Israel that marketed the ARCOM Value Added Network messaging transaction system, including fax, email, telex and telegraph systems deployed in more than 50 countries.  From 1976 to 1979, Mr. Gross served as a Senior System Programmer for Granot Central Cooperating Ltd. in Emek Hefer, Israel, and from 1973 to 1986, he taught mathematics and physics at Kibutz Gan Shmuel High School in Gan Schmuel, Israel.  Mr. Gross received a BSC in Theoretical Physics from Technion, Israel Institute of Technology in Haifa, Israel in 1973. Mr. Gross contributes to the mix of experience and qualifications the Board seeks to maintain primarily through his over 30 years of experience co-founding and managing global high-tech companies with a special focus on communications software and hardware.

ALAN B. HOWE (55) has served as the co-founder and managing partner of Broadband Initiatives LLC, a boutique corporate advisory and consulting firm, since 2001.  He served as vice president of strategic and wireless business development for Covad Communications, Inc., a national broadband telecommunications company, from May 2005 to October 2008.  He served as CFO and vice president of corporate development for Teletrac, Inc., a SaaS fleet management service provider, from April 1995 to April 2001.  Previously, he held various executive management positions for Sprint PCS and Manufacturers Hanover Trust Company.  He is currently a board member and chairman of Data I/O Corporation and board member and vice chairman of Determine, Inc.  In addition, Mr. Howe serves as an advisor to the investment bank, Bowen Advisors, under a consulting agreement.  Mr. Howe has served on a number of private and public boards including the following former reporting companies in the past five years: Qualstar, Ditech Networks, Inc., Altigen Communications, Inc., Proxim Wireless Corporation, and Crossroads Systems, Inc.  He has a M.B.A. in Finance from Indiana University and a B.S. from the University of Illinois.  Mr. Howe’s operating, executive and public director experience in the Telecom industry qualify him to serve on the Company’s Board of Directors.

Proposed Resolution

It is proposed that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, that the re-election of Mr. Donald A. Burns, Mr. Richard Harris, Dr. Yuen Wah Sing and Mr. Gerald Vento and the election of Mr. Don C. Bell III, Mr. Izhak Gross and Mr. Alan B. Howe, as directors of the Company until the next annual general meeting of shareholders is hereby approved.”

Board Recommendation

THE COMPANY’S BOARD RECOMMENDS SHAREHOLDERS

VOTE “FOR” THE COMPANY NOMINEES NAMED IN PROPOSAL 1.A.

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PROPOSAL 1.B

KANEN PROPOSAL ON THE ELECTION OF DIRECTORS

Kanen has nominated Mr. Anthony Ambrose, Mr. Louis Antoniou, Mr. Jonathan M. Charak, Mr. David Clark, Mr. W. Austin Lewis, Mr. Anthony Pompliano and Mr. Alan B. Howe, to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified.

Change of Control

If the Kanen Nominees are elected, a Change of Control will occur under certain of the Company’s contracts as described in this Proxy Statement under the heading “Employment Agreements and Potential Payments Upon Termination or Change of Control.”

Neither the Compensation Committee nor the Board has considered director compensation terms for the Kanen Nominees should they be elected to the Board at the 2016 Meeting.

Kanen Nominees

Pursuant to the Companies Law, the Company is required to include this Proposal 1.B of Kanen nominating the Kanen Nominees to the Company’s Board of Directors. Each of the Kanen Nominees has attested to the Board and the Company that he or she meets all of the requirements in connection with the election of directors under the Companies Law and has consented to their nomination to the Board, appearance in this Proxy Statement and to serve if elected. Neither the Compensation Committee nor the Board has considered director compensation terms for the Kanen Nominees should they be elected to the Board at the 2016 Meeting.

The biographical information for each Dissident Nominee nominated by Kanen is set forth below.  The Company has not independently verified the information below regarding the Kanen Nominees, but has relied on the information provided to the Company by Kanen and publicly-available information on the Kanen Nominees. Accordingly, the Company and the Board provide no assurances as to the completeness or accuracy of the following information.

ANTHONY AMBROSE (55) is currently a director, President and Chief Executive Officer of Data I/O effective October 25, 2012. Prior to Data I/O, Mr. Ambrose was Owner and Principal of Cedar Mill Partners, LLC, a strategy consulting firm, since 2011. From 2007 to 2011, he was Vice President and General Manager at RadiSys Corporation, a provider of embedded wireless infrastructure solutions.  Until 2007, he was general manager and held several other positions at Intel Corporation. Mr. Ambrose has a Bachelor of Science in Engineering from Princeton University.

LOUIS ANTONIOU (62) currently serves as the CEO and President of Antel Communications, a telecommunications company providing high end wireless devices and solutions to clients (“Antel”). Prior to being named CEO, Mr. Antoniou served as the Vice President: International Sales at Antel.  Prior to joining Antel, Mr. Antoniou spent over twenty years with Audiovox, Inc. (now, VOXX Electronics Corporation) in various roles, ultimately serving as Vice President of Audiovox International. Mr. Antoniou received his B.A. in economics from the University of Bridgeport in 1976

JONATHAN M. CHARAK (47) is currently the Chief Financial Officer of Telular Corporation, effective March 17, 2008.  Prior to joining Telular Corporation in March 2008, Jonathan M. Charak served as the Chief Financial Officer of Vanderbilt Financial, LLC from January 2007 through February 2008. From June 2003 through October 2006, Mr. Charak was Chief Financial Officer at Concourse Communications Group, LLC. Prior to that, Mr. Charak served as Chief Financial Officer of Language Stars, LLC and as Controller at iFulfillment, Inc. Mr. Charak began his career with 9 years of experience in the independent audit practice of Arthur Andersen LLP. Mr. Charak has a B.S. degree in Accounting from Indiana University and has been a CPA since 1992.

DAVID CLARK (52) currently serves as the Chief Financial Officer of MeetMe, Inc. effective April 2, 2013.  From November 2007 through April 1, 2013, Mr. Clark served as Executive Vice President and Chief Financial Officer for NutriSystem, Inc.  Mr. Clark served as Chief Financial Officer for Claymont Steel from November 2006 to November 2007. Prior to joining Claymont Steel, Mr. Clark co-founded and served as Chief Financial Officer of SunCom Wireless, Inc. (formerly Triton PCS) from February 1997 to February 2006.  He also co-founded and served as Chief Financial Officer of Triton Cellular Partners until its sale in 2000.  Mr. Clark has a Bachelor of Science in Accounting and Economics from Boston College.

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W. AUSTIN LEWIS (40) currently serves as CEO, CFO, and a director of Paid, Inc., an Internet e-commerce company, as well as the Chief Executive Officer of Lewis Asset Management Corp., an investment management company headquartered in New York City which he founded in 2004. Mr. Lewis currently sits on the boards of directors for five companies: Paid, Inc., MAM Software Group, Inc., ScripsAmerica, Inc., Quest Solutions, Inc., FluoroPharma Medical Inc., and Medite MDF, and until 2014 also sat on the board of ViraNet.  From 2003 to 2004, Mr. Lewis was employed at Puglisi & Company, a New York based broker-dealer registered with FINRA. In 2002, Mr. Lewis co-founded Thompson Davis & Company, Inc., a registered broker-dealer headquartered in Richmond, Virginia. From 1998 to 2002, Mr. Lewis was employed by Branch Cabell and Company, Inc. in Richmond, Virginia (“Branch Cabell”) where he was a registered representative. Following the November 2000 acquisition of Branch Cabell by Tucker Anthony Incorporated (“Tucker Anthony”), Mr. Lewis served as a Vice-President for Tucker Anthony and subsequently RBC Dain Rauscher, Inc. which acquired Tucker Anthony in August of 2001. Mr. Lewis received his Bachelor of Science degree in Finance and Financial Economics from James Madison University in 1998.

ANTHONY POMPLIANO (58) currently serves as the CEO of ANEXIO Technology, Services, Inc., a data center solutions company (“ANEXIO”), effective March 2013. Mr. Pompliano also serves as the Managing Partner of AJP Group LLC, a private equity firm focused on emerging business services (“AJP”), from January 2000. Prior to becoming CEO of ANEXIO, Mr. Pompliano served as the CEO of P4 Performance Management, an IT Solutions company for enterprise clients, for nine years. Mr. Pompliano also has prior experience in the telecom field, including as the Vice President and General Manager for AT&T Solutions from 1998-2000 and as Vice President of Network Operations, Southeast Region for MCI Telecommunications. Mr. Pompliano received his degree from Rutgers University, where he also completed Advanced Management and Executive Leadership Programs.

ALAN B. HOWE After reviewing Mr. Howe’s qualifications and upon the recommendation of the Nominating Committee, the Board voted to nominate Mr. Howe to the Board of Directors under Proposal 1.A.  For information on Mr. Howe’s background and experience, please see his biographical information provided thereunder.

Proposed Resolution

It is proposed by Kanen that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, that the election of Mr. Alan B. Howe, Mr. Anthony Ambrose, Mr. Jonathan M. Charak, Mr. W. Austin Lewis, Mr. David Clark, Mr. Anthony Pompliano and Mr. Louis Antoniou, as directors of the Company until the next annual general meeting of shareholders is hereby approved.”

Board Recommendation

THE BOARD RECOMMENDS SHAREHOLDERS DISREGARD PROPOSAL 1.B.

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CORPORATE GOVERNANCE

General Information

Director Independence

The Board makes an annual determination of independence as to each board member under the current standards for “independence” established by Nasdaq and the SEC. On August 23, 2016, the Board determined that all of its directors, except Gerald Vento and Dr. Yuen Wah Sing, are independent under these standards. On December 29, 2016, the Board determined that Mr. Bell and Mr. Howe are independent under these standards. As of the date of this Proxy Statement, no determination has been made by the Board, and the Board does not intend to make any determination prior to the 2016 Meeting, with respect to the independence of the Kanen Nominees, other than Mr. Howe, under the rules of Nasdaq or the SEC.

Family Relationships

There are no family relationships among any of the Company’s directors or executive officers.

Shareholder Communications with the Board

We provide a process by which our shareholders may send communications to the Board, any committee of the Board, the non-management directors or any particular director. Shareholders can contact our non-management directors by sending such communications to the attention of the Secretary, c/o magicJack VocalTec Ltd., 12 Haomanut Street, 2nd Floor, Poleg Industrial Zone, Netanya 4250445, Israel or at www.vocaltec.com. Shareholders wishing to communicate with a particular Board member, a particular Board committee or the Board as a whole may send a written communication to the same address. The Secretary will forward such communication to the full Board, to the appropriate committee or to any individual director or directors to whom the communication is addressed, unless the communication is unrelated to the duties and responsibilities of the Board (such as spam, junk mail and mass mailings, ordinary course disputes over fees or services, personal employee complaints, business inquiries, new product or service suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements) or is unduly hostile, threatening, illegal, or harassing, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Code of Ethics

We have adopted a written code of ethics that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and other employees. A copy of our code of ethics is available on the Company’s website: www.vocaltec.com under the “Corporate Governance - Governance Documents” tab. Amendments to and waivers from the code of ethics, as applicable, will be disclosed on the Company’s website.

Board Leadership Structure

Our Amended and Restated Articles of Association does not contain a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time. In addition, the Companies Law provides that the Chief Executive Officer, or his or her relative may not also serve as the Chairman of the Board unless the term does not exceed three years and such appointment is approved by the Company shareholders, including  (i) the majority of votes of non-controlling shareholders and shareholders who do not have a Personal Interest in the approval, and who are participating in the voting, in person, by proxy or by written ballot, at the meeting (votes abstaining shall not be taken into account) or (ii) the total number of votes against the approval among the shareholders described in clause (i) does not exceed two percent (2%) of the voting rights in the Company. Currently, the offices of the Chairman of the Board and the Chief Executive Officer are held by two different people. The Companies Law also provides that under certain circumstances the term of service for a company’s Chief Executive Officer who also serves as the Chairman of the Board may exceed three years. The Chairman of the Board is Donald Burns, while our Chief Executive Officer is Gerald Vento. The Board believes that its independent, non-management directors, which currently make up four (4) of six (6) directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company’s non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

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Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices

Day-to-day management of risk is the direct responsibility of the Company’s Chief Executive Officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company’s risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company’s exposure to risk and to monitor the steps management has taken to assess and control risk. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board’s standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial risks relating to the Company, including financial reporting and disclosure risks.

Board Vacancies

In the event that one or more vacancies is created in the Board, including without limitation a situation in which the number of directors is less than the maximum number permitted under the Amended and Restated Articles of Association, the continuing directors may appoint directors to temporarily fill any such vacancy, provided, however, that if the number of directors is less than four (4), they may only act in (i) an emergency; or (ii) to fill the office of director which has become vacant; or (iii) in order to call a general meeting of the Company for the purpose of electing directors to fill any or all vacancies, so that at least four (4) directors are in office as a result of said meeting.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board and applicable committee meetings. The Board met in person or by conference call eleven times during the fiscal year ended December 31, 2015. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2015.

The Board has not adopted a policy with respect to Board members’ attendance at annual meetings of shareholders. One director attended last year’s annual meeting.

The Committees

The Board has the following standing committees: (1) Audit Committee, (2) Compensation Committee and (3) Nominating Committee. The current composition of the committees is presented below. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation and Nominating Committees is independent, as the term is defined by applicable Nasdaq and SEC rules. As of the date of this Proxy Statement, no determination has been made, and the Board does not intend to make any determination prior to the 2016 Meeting, by the Board with respect to the independence of the Kanen Nominees, other than Mr. Howe, under the rules of Nasdaq or the SEC.

Under a recent amendment to the Israel Companies Regulations (Relief for Public Companies Whose Securities are Listed for Trading on an Exchange Abroad) 5760- 2000 (Regulation 5d.), a company with no controlling shareholder and with securities listed for trading on certain stock exchanges outside of Israel, including Nasdaq, may adopt exemptions from various corporate governance requirements of the Companies Law so long as the Company satisfies the applicable SEC and stock exchange requirements that apply to U.S. public companies relating to the appointment of independent directors and the composition of audit and compensation committees (collectively, the “Exemption”).

Companies adopting the Exemption are exempt from the following Companies Law requirements: (i) the composition requirements under the Companies Law for members of the Audit and Compensation Committees, including independence requirements, the requirement that external directors must be members of these committees, the requirement of who may be present at meetings and during discussions and decisions, and the quorum requirement and (ii) the requirement to appoint external directors (provided that if on the appointment date of a director, all members of the Board are of one sex, a director of the opposite sex shall be appointed), the requirement that an external director be members of each committee of the Board of Directors and the limitations on employment and payment to external directors and their relatives.  External directors who were appointed before adoption of the Exemption by the Company may continue to serve on the Board until the earlier of the end of their term of office or until the second annual general meeting held following such adoption.

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Our Board approved the adoption of the Exemption on August 2, 2016. Accordingly, we are not required to appoint external directors, provided that we comply with applicable SEC requirements and Nasdaq rules that apply to U.S. public companies relating to the appointment of independent directors and the composition of Audit and Compensation Committees, and such requirements and rules currently govern our Audit and Compensation Committee composition requirements. Accordingly, Tal Yaron-Eldar no longer serves in her capacity as external director and will continue serving as a non-external director until the end of her term of office.

Audit Committee

The membership of the Audit Committee consists of at least three (3) directors, all of whom shall meet the independence requirements established by the Board and applicable laws, regulations, and listing requirements. Each member shall in the judgment of the Board have the ability to read and understand fundamental financial statements and otherwise meet the financial sophistication standard established by the requirements of the Nasdaq rules. At least one member of the Audit Committee shall in the judgment of the Board be an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Nasdaq Listing Standards require that all members of our Audit Committee be comprised of directors who are “independent” as such term is defined by Rule 5605(a)(2) of the Nasdaq Listing Standards.

The purpose of our Audit Committee is to provide assistance to our Board in fulfilling its legal and fiduciary obligations with respect to matters involving the oversight of the quality and integrity of the accounting, auditing, financial reporting and internal control functions of the Company and its subsidiaries as well as complying with the legal requirements under Israeli law, the rules and regulations of the SEC and Nasdaq. The following are examples of functions within the authority of the Audit Committee:

●	to recommend to the Board and the shareholders the appointment, termination and approval of the compensation of, and oversee, the Company’s independent auditor;

●	to communicate on a regular basis with the Company’s outside auditors and review their operation and remuneration;

●	to assess the Company’s internal audit system and the performance of its independent auditor and if the necessary resources have been made available to the independent auditor considering the Company’s needs and size;

●	to determine arrangements for handling complaints of employees in relation to suspected flaws in the business management of the Company and the protection of the rights of such employees;

●	to discuss with management and the Company’s independent auditor significant risks or exposures and assess the steps management has taken to minimize such risks to the Company; and

●	to decide whether to approve acts or transactions involving directors, executive officers, controlling shareholders and third parties in which directors, executive officers or controlling shareholders have an interest.

As of the date hereof, our Audit Committee is comprised of Izhak Gross, Tal Yaron-Eldar and Richard Harris. The Board determined that each member of the Audit Committee meets the independence requirements of the Nasdaq Listing Standards and the enhanced independence standards for Audit Committee members required by the SEC. The Board has not determined, and does not plan to determine prior to the 2016 Meeting, whether the Kanen Nominees, other than Mr. Howe, meet the independence requirements of the Nasdaq Listing Standards or the enhanced independence standards for Audit Committee members. The Audit Committee met in person or by conference call six (6) times during the fiscal year ended December 31, 2015. Our Board has determined that Tal Yaron-Eldar qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K. A copy of the Audit Committee Charter is available in the “Corporate Governance - Governance Documents” section of the Company’s website at www.vocaltec.com.

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Compensation Committee

The Nasdaq Listing Standards require that all members of our Compensation Committee be comprised of directors who are “independent” as such term is defined by Rule 5605(a)(2) of the Nasdaq Listing Standards. In addition, the Nasdaq Listing Standards require that in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

As of the date hereof, our Compensation Committee is comprised of Tal Yaron-Eldar, Richard Harris, and Izhak Gross. The Board has determined that each member of the Compensation Committee meets the independence requirements of the Nasdaq Listing Standards, including the heightened independence requirements specific to Compensation Committee members required by the SEC. The Board has not determined, and does not plan to determine prior to the 2016 Meeting, whether the Kanen Nominees, other than Mr. Howe, meet the independence requirements of the Nasdaq Listing Standards and the enhanced independence standards for Compensation Committee members. The Compensation Committee has been appointed to recommend to our Board the compensation paid to our executive officers. The Compensation Committee has adopted a written charter. A copy of the Compensation Committee Charter is available in the “Corporate Governance - Governance Documents” section of the Company’s website at www.vocaltec.com. Please see “Compensation Discussion and Analysis” for discussion about our processes and procedures for the consideration and determination of executive and director compensation, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and information regarding the Company’s use of compensation consultants. The Compensation Committee met in person or by conference call one time during the fiscal year ended December 31, 2015, and had one update call where no resolutions were passed and minutes were not recorded. Additionally, certain resolutions were passed via unanimous written consent by the Compensation Committee on June 17, 2015 and December 1, 2015.

Nominating Committee and Director Nominating Process

Under the Company's Amended and Restated Articles of Association, nominations for the election of directors may be made by the Board or a committee appointed by the Board or by any shareholder holding at least one percent (1%) of the outstanding voting power in the Company. However, and without limitation of Section 63 of the Companies Law, any such shareholder may nominate one or more persons for election as a director at a general meeting only if a written notice of such shareholder’s intent to make such nomination or nominations has been given to the Secretary of the Company not later than (i) with respect to an election to be held at an annual general meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at an extraordinary general meeting of shareholders for the election of directors, at least ninety (90) days prior to the date of such meeting. Each such notice shall set forth:

●	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

●	a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the 2016 Meeting to nominate the person or persons specified in the notice;

●	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

●	the consent of each nominee to serve as a director of the Company if so elected and a declaration signed by each of the nominees declaring that there is no limitation under the Companies Law for the appointment of such a nominee and that all the information that is required under the Companies Law to be provided to the Company in connection with such an appointment has been provided.

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Notwithstanding the above, under a recent amendment to the Companies Law Regulations (Notice of General Meetings and Class Meetings of a Public Company and Addition of Items to the Agenda) 2000 (the “Amendment”), a shareholder who meets the conditions of Section 66(b) of the Companies Law, may submit its request to include an agenda item, including nominations for the election of directors, within seven days following the Company’s notice of convening a shareholders’ meeting at which directors are to be elected and certain other proposals are to be considered. The Chairman of the 2016 Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

The Nasdaq Listing Standards require that all members of our Nominating Committee be comprised of directors who are “independent” as such term is defined by Rule 5605(a)(2) of the Nasdaq Listing Standards, except under exceptional and limited circumstances.

As of the date hereof, our Nominating Committee is comprised of Donald A. Burns and Tal Yaron-Eldar. The Board has determined that each member of the Nominating Committee meets the independence requirements of the Nasdaq Listing Standards. The Board has not determined, and does not plan to determine prior to the 2016 Meeting, whether the Kanen Nominees, other than Mr. Howe, meet the independence requirements of the Nasdaq Listing Standards. The Nominating Committee does not have a charter. It evaluates all aspects of a candidate’s qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives. The same evaluation procedures apply to all candidates for director nomination, including candidates submitted by shareholders. Among a candidate’s qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of shareholders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company’s industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The Nominating Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but there is no formal policy regarding Board diversity.

Certain Relationships and Related Party Transactions

In our fiscal year ended December 31, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of our ordinary shares or any members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

Approval of Related Party Transactions under Israeli Law

Under the Companies Law, an engagement by the Company with an officer who is not a director, controlling shareholder or the chief executive officer regarding his or her service and terms of employment, including an undertaking to indemnify, exculpate or insure such officer, must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s compensation policy adopted under the Companies Law. If the engagement is not in accordance with the Company’s compensation policy, approval of the engagement by the general meeting of the shareholders, requires one of the following: (i) the majority of shareholder votes counted at the general meeting including the majority of all of the votes of those shareholders who are not controlling shareholders and do not have a Personal Interest in the approval of the compensation policy, who participate at the 2016 Meeting (excluding abstentions) or (ii) the total number of votes against the proposal among the shareholders mentioned in paragraph (i) does not exceed two percent (2%) of the voting rights in the Company (a “Special Majority”). In special cases, the Compensation Committee and the Board may decide to adopt the terms of such an engagement despite the objection of the shareholders, so long as such decision is based on detailed reasons and after discussing again such engagement and reexamining it in light of the shareholder objection.

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An engagement with the chief executive officer of the Company regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a Special Majority. In special cases, the compensation of the chief executive officer may be approved without shareholder approval if the candidate for chief executive officer is independent and the Compensation Committee determines, on the basis of detailed reasons, that convening a shareholder meeting to approve the engagement will frustrate the engagement, but only if the engagement complies with the compensation policy adopted under the Companies Law. The renewal or extension of the engagement with a company’s chief executive officer need not be approved by the shareholders of the Company if the terms and conditions of such renewal or extension are no more beneficial than the previous engagement or there is no substantial difference in the terms and conditions under the circumstances, and the terms and conditions of such renewal or extension are in accordance with the Company’s compensation policy.

For all other transactions between an officer and the Company (or Company transactions in which the officer has a Personal Interest), the Companies Law requires Audit Committee approval followed by board of director approval if the transaction is deemed to be extraordinary, and only board of director approval if the transaction is not deemed to be extraordinary. Under the Companies Law, an “extraordinary transaction” is a transaction:

●	other than in the ordinary course of business;

●	that is not on market terms; or

●	that is likely to have a material impact on a company’s profitability, assets or liabilities.

A “Personal Interest” is defined under the Companies Law as the personal interest of a person in an action or in a transaction of the Company, including the personal interest of such person’s relative or the interest of any other corporate body in which the person or such person’s relative is a director or general manager, a 5% shareholder or holds 5% or more of the voting rights, or has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from the fact of holding shares in the Company. A personal interest also includes (1) a personal interest of a person who votes according to a proxy of another person, including in the event that the other person has no personal interest, and (2) a personal interest of a person who gave a proxy to another person to vote on his or her behalf regardless of whether the discretion of how to vote lies with the person voting or not.

Under the Companies Law, an engagement by the Company with a director regarding the terms of service as a director and other positions of employment (if employed) requires the approval of the Compensation Committee, the Board of Directors and a regular majority of the shareholders, provided that such terms of employment are in accordance with the Company’s compensation policy. Such an engagement that is not in accordance with the Company’s compensation policy may be obtained in special cases but only if approved by a Special Majority. The engagement with a company’s directors need not be approved by the shareholders of the Company with respect to the period from the commencement of the engagement until the next shareholder meeting convened by the Company, if the terms and conditions of such engagement were approved by the Compensation Committee and the Board of Directors of the Company, the terms and conditions of such engagement are in accordance with the Company’s compensation policy approved in accordance with the Companies Law, and if the terms and conditions of such engagement are no more beneficial than the terms and conditions of the person previously serving in such role or there is no substantial difference in the terms and conditions of the previous engagement versus the new one under the circumstances, including the scope of engagement.

A person who has a Personal Interest in the approval of a transaction that is submitted to approval of the Audit Committee or the Board of Directors generally may not be present during the deliberations and shall not take part in the voting of the Audit Committee or of the Board of Directors on such transaction. However, such person may be present at the meeting for the purpose of presenting the transaction if the chairman of the Board of Directors or the chairman of the Audit Committee, as the case may be, has determined that the presence of such director is required for presenting the transaction. Notwithstanding the above, a director may be present at a deliberation of the Audit Committee and the Board of Directors and may take part in the voting, if the majority of the members of the Audit Committee or the Board of Directors, as the case may be, have a Personal Interest in the approval of the transaction, in which case the transaction shall also require the approval of the shareholders of the Company.

In addition, under the Companies Law, extraordinary transactions of a public company with a controlling shareholder or in which a controlling shareholder has a Personal Interest, and the terms of engagement of the Company, directly or indirectly, with a controlling shareholder or his or her relative regarding the receipt by the Company of services from the controlling shareholder, require the approval of the Audit Committee (or the Compensation Committee, if the engagement is related to the terms of service and employment), the Board of Directors and a Special Majority, in that order. In addition, any such extraordinary transaction with a term of more than three years requires the abovementioned approval every three years unless, with respect to transactions not involving the receipt of services or compensation, the Audit Committee determines that a longer term is reasonable under the circumstances.

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COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding individual and Company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The goals of our executive officer compensation program are to attract, retain, and reward executive officers who contribute to our success, to align executive officer compensation with our performance, and to motivate executive officers to achieve our business objectives. We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to align management’s incentives with the long-term interests of our shareholders. In addition, we provide our named executive officers with benefits that are generally available to all employees of the Company. Compensation paid to our executive officers is made on a discretionary basis by our Board following approval by the Compensation Committee. In addition, shareholders must approve certain executive compensation, as described in more detail below.

Our Named Executive Officers in 2015 were Gerald Vento, Chief Executive Officer, President and Director; Jose Gordo, Chief Financial Officer; Timothy R. McDonald, our former Chief Operating Officer; Dr. Yuen Wah Sing, our former President of Tiger Jet Network, Inc., a subsidiary of the Company, and Director; and Keith Reed, General Manager - Senior Vice President Enterprise.

Setting Executive Compensation

At the 2013 annual general meeting of shareholders held on July 3, 2013, our shareholders approved the compensation policy that we submitted to the shareholders for their approval (the “Compensation Policy”). Under Amendment No. 20 to the Companies Law which came into effect in December 2012, public companies were required to adopt a compensation policy with respect to the terms of service and employment of their directors and officers no later than September 2013. The Companies Law requires that a compensation policy be reviewed and re-approved every three years and as a result, our Compensation Policy will need to be reviewed and re-approved by a special majority of shareholders at the 2016 Meeting.

Amendment No. 20 to the Companies Law provides that the compensation policy shall be based, among others, on promoting the Company’s objectives, its work plan and long term strategy, creating appropriate incentives for the Company’s directors and officers, considering, among others, the risk management of the Company, the Company’s size and nature of its operations and, with respect to terms of service and employment that include non-fixed compensation, the contribution of the director or officer to achievement of corporate goals and increased profits, all with a long term view and taking into account the officer’s position.

The Compensation Policy includes both long term and short term compensation elements and is to be reviewed from time to time by the Company’s Compensation Committee and Board as required by the Companies Law. In general, the compensation package for officers will be examined while taking into consideration, amongst others, the following parameters: (i) the education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer; (ii) the officer’s position, the scope of his responsibility and previous wage agreements that were signed with him; (iii) the officer’s contribution to the Company’s business, profits and stability; (iv) the degree of responsibility imposed on the officer; and (v) the Company’s need to retain officers who have skills, know-how or unique expertise. Additionally, prior to the approval of a compensation package for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the compensation package offered to an officer of the Company with the compensation packages offered to officers in similar positions in other companies of the same type and/or financial structure. The surveys are to be conducted internally or through an external consultant recommended by the Compensation Committee.

As provided in the Compensation Policy, the Company is entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, sign-on bonus, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits.

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An engagement with an officer who is not a director, controlling shareholder (or relative thereof), or the chief executive officer regarding his or her service and terms of employment must be approved by the Compensation Committee and the Board, provided that the compensation is approved in accordance with the Company’s Compensation Policy. Other approval requirements apply if the engagement is not in accordance with the Company’s Compensation Policy. An engagement with the Chief Executive Officer regarding his or her service and terms of employment must be approved by our Compensation Committee, our Board of Directors, and by a special majority of our shareholders. In special cases, the compensation of the Chief Executive Officer may be approved without shareholder approval. Arrangements between the Company and a director as to the terms of his office or regarding compensation for non-directorial duties requires the approval of the Compensation Committee, Board and shareholders.

During 2013, the Compensation Committee selected and directly retained the services of Pay Governance, an independent compensation consulting firm, to provide a wage survey in accordance with the requirements of our Compensation Policy, prior to the approval of the compensation package of our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. During 2014, the Compensation Committee did not retain the services of a compensation consultant. During 2015, the Compensation Committee selected and directly retained the services of Meridian Compensation Consultants, LLC (“Meridian”), an independent compensation consulting firm, to provide a wage survey in accordance with the requirements of our Compensation Policy, prior to approval of the new compensation package of our Chief Financial Officer and approval of the compensation package for our new General Manager and Senior Vice President of Enterprise.

2013 and 2015 Surveys for Chief Executive Officer; Chief Financial Officer, Chief Operating Officer and GM-SVP Enterprise; Chief Executive Officer Extension

During 2013, Pay Governance developed a peer group analysis for the purpose of comparing and analyzing the level and cost of the compensation package to be offered to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer considering companies of similar size, as measured by trailing twelve months revenue, market capitalization and enterprise value, that operated in the same or complimentary industries, specifically telecommunications services, mobile services and solutions, cloud-based services, content-delivery network services and communications services.

The Compensation Committee considered the data and analyses prepared by Pay Governance that included the appropriateness of: (i) the amount of base salary, (ii) the annual incentive bonus potential and the performance metrics for achieving such bonus, (iii) the existence and amount of a signing bonus, (iv) the mix and vesting schedule for equity compensation, and (v) market practice with respect to other employment terms, with respect to each of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer compared to that of the peer group in 2013. The peer group data was collected from Equilar and proxy filings reflecting the most recently disclosed compensation as of the time Pay Governance compiled the data in 2013.

Pay Governance reviewed with the Compensation Committee its analysis of the (1) base salaries, (2) bonus, (3) total cash compensation (salary plus annual bonus opportunity), (4) long-term incentive (“LTI”) awards and (4) total direct compensation (“TDC”) (salary plus annual bonus opportunity plus value of LTI payable to each Named Executive Officer (“NEO”)) to the 25th percentile, the 50th percentile and 75th percentile target opportunity of the peer group. The Compensation Committee used this peer group data to obtain a general understanding of current compensation practices consistent with our Compensation Policy, ensure that it was acting in an informed and responsible manner and to make sure our executive compensation program was competitive. The Compensation Committee did not seek to set any elements of compensation at a specific percentile of the relevant peer group but, it did want to understand and be cognizant of the divergence of any of the compensation elements from the 25th percentile, 50th percentile and 75th percentile. The Compensation Committee did not conduct a peer group survey during 2014.

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In May of 2015, the Compensation Committee recommended that the Board approve extension of the Chief Executive Officer’s Employment Agreement with the Company. The Employment Agreement was due to expire on December 31, 2015, and the Compensation Committee recommended extension of the term through December 31, 2016 with no increase in base salary or annual target bonus and no additional equity compensation. The Compensation Committee determined that such an extension was consistent with the Company’s Compensation Policy based on the peer group analysis performed by Pay Governance in 2013. In December of 2016, the Compensation Committee recommended that the Board approve an extension of the term of the Chief Executive Officer’s Employment Agreement with the Company through the earlier of June 30, 2017 or the date the Company hires a President and Chief Executive Officer to replace Mr. Vento. Additionally, the Compensation Committee recommended that in lieu of any severance payment and to smoothly transition Mr. Vento’s duties to the Company’s new President and Chief Executive Officer, the Company enter into a consulting agreement with Mr. Vento as of his separation date under his Employment Agreement.

During 2015, Meridian developed a peer group analysis for the purpose of comparing and analyzing the level and cost of the compensation package to be offered to the Chief Executive Officer, Chief Financial Officer and General Manager and Senior Vice President of Enterprise. The peer group companies considered by Meridian and approved by the Compensation Committee in connection with 2015 compensation include companies of similar size, as measured by trailing twelve months revenue, market capitalization and enterprise value, that operated in the same or complimentary industries as the Company and are as follows:

●	Cogent Communications Holdings, Inc.

●	8X8 Inc.

●	LogMeln, Inc.

●	Demandware, Inc.

●	Boingo Wireless Inc.

●	Spok Holdings Inc.

●	GTT Communications Inc.

●	Iridium Communications Inc.

●	Atlantic Tele Network Inc.

●	Hawaiian Telcom Holdco, Inc.

●	Inteliquent, Inc.

●	Limelight Networks, Inc.

●	Lumos Networks Corp.

●	InContact, Inc.

●	ORBCOMM Inc.

●	Brightcove Inc.

●	Liveperson Inc.

●	NTELOS Holdings Corp.

●	Shenandoah Telecommunications Co

●	Fusion Telecommunications International Inc.

The Compensation Committee considered the data and analyses prepared by Meridian that included the appropriateness of: (i) the amount of base salary, (ii) the annual incentive bonus potential and the performance metrics for achieving such bonus, (iii) the existence and amount of a signing bonus, (iv) the mix and vesting schedule for equity compensation, and (v) market practice with respect to other employment terms, with respect to each of the officers reviewed compared to that of the peer group companies listed above. The peer group data was collected primarily from proxy filings reflecting the most recently disclosed compensation as of the time Meridian compiled the data in 2015.

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Meridian reviewed with the Compensation Committee its analysis of the (1) base salaries, (2) bonus, (3) total cash compensation (salary plus annual bonus opportunity), (4) LTI awards and (4) TDC (salary plus annual bonus opportunity plus value of LTI payable to each NEO) to the 25th percentile, the 50th percentile and 75th percentile target opportunity of the peer group. The Compensation Committee used this peer group data to obtain a general understanding of current compensation practices consistent with our Compensation Policy, ensure that it was acting in an informed and responsible manner and to make sure our executive compensation program is competitive. The Compensation Committee did not seek to set any elements of compensation at a specific percentile of the relevant peer group but, it did want to understand and be cognizant of the divergence of any of the compensation elements from the 25th percentile, 50th percentile and 75th percentile. The Compensation Committee was aware that certain elements of the compensation package for Mr. Reed, effective as of December 1, 2015, and for Mr. Gordo, effective as of January 1, 2016, were at levels greater than the compensation paid to similar officers in the peer group companies, particularly with respect to base salaries in the case of Mr. Reed and long-term incentive awards for each of Messrs. Gordo and Reed. The Compensation Committee determined that the compensation packages for Messrs. Gordo and Reed were appropriate due to the decline of the core business, the unique challenges faced in repositioning the Company and the need to hire and retain executive talent, particularly in the current environment of intense competition in the industry and a volatile stock price.

Compensation Program

The primary components of the executive compensation program of our Company consist of base salary, discretionary bonuses, grants of ordinary shares, and health benefits.

Base Salary

In accordance with our Compensation Policy, the base salary of a new officer in the Company will be determined based on the parameters set forth in the Compensation Policy and discussed above. The Compensation Committee and the Board may update the base salary of the officers (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a Personal Interest and (ii) officers who serve as directors) consistent with the terms of the Compensation Policy including the parameters specified above, provided that the Compensation Committee alone may approve an amendment to an officer’s base salary that does not increase such base salary by more than fifteen percent (15%).

Mr. Vento’s base salary in 2015 for his service as Chief Executive Officer of the Company, was $500,000. Mr. Gordo’s base salary for 2015 for his service as Chief Financial Officer of the Company was $325,000. Mr. McDonald’s base salary for 2015 for his service as Chief Operating Officer of the Company was $350,000. Dr. Sing’s base salary for 2015 for his service as president of TigerJet Network, Inc. was $250,000. Mr. Reed’s base salary for his service as General Manager - Senior Vice President Enterprise was $350,000. The annual base salary amounts for Messrs. Vento, Gordo, McDonald and Dr. Sing remained at the same amount as their 2014 annual base salary levels. Mr. Gordo’s base salary in 2016 for his service as Chief Financial Officer of the Company has been increased to $350,000. Mr. Reed’s base salary beginning December 1, 2015 has been set at $350,000. We believe we provided the above executive officers with a level of base salary that recognized appropriately each individual officer’s scope of responsibility, role in the organization, experience, contributions to the success of our Company and the results of the peer group surveys conducted by Pay Governance in 2013 in the case of Messrs. Vento, Gordo and McDonald, and the peer group surveys conducted by Meridian in 2015 in the case of Messrs. Gordo and Reed.

Signing Bonus

Under our Compensation Policy, we may grant a signing bonus to an officer, which may not exceed the officer’s initial annual base salary and will be subject to the limitations in the Compensation Policy. A signing bonus will not be considered in calculating the maximum amount of the bonus (described below) payable to an officer following his initial year of employment. No signing bonuses were awarded to our Named Executive Officers during 2015.

Annual Cash Incentive Bonus

Under the terms of our Compensation Policy, our annual cash incentive bonus will be based mainly (at least 80%) on measurable criteria, and, with respect to its less significant part (up to 20%), at the Board and management’s discretion, based on non-measurable criteria. Measurable criteria may include financial targets, meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital.

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The remaining portion of the annual cash bonus (not exceeding 20% of the annual cash bonus) will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how, or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance, assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to an appropriate control environment and ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board. Based on our Compensation Policy and the peer group survey conducted in 2013, the Compensation Committee established the following annual cash incentive bonus structure for each of Messrs. Vento, Gordo and McDonald applicable for each of them during the year ended December 31, 2015 under the terms of their employment agreements.

Executive	Target Annual Bonus	Bonus Milestones		Bonus Payout Levels
Gerald Vento	$500,000	●	50% based on meeting at least 80% and up to 120% of target revenue for the year	●	Revenue: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
		●	50% based on meeting at least 80% and up to 120% of target EBITDA for the year	●	EBITDA: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
Jose Gordo	$150,000	●	50% based on meeting at least 80% and up to 120% of target revenue for the year	●	Revenue: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
		●	50% based on meeting at least 80% and up to 120% of target EBITDA for the year	●	EBITDA: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
Timothy R. McDonald	$150,000	●	50% based on meeting at least 80% and up to 120% of target revenue for the year	●	Revenue: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.
		●	50% based on meeting at least 80% and up to 120% of target EBITDA for the year	●	EBITDA: Range from thirty-five percent (35%) to two hundred percent (200%) of the target annual bonus.

The term “EBITDA” when used to describe the financial performance measure for the annual cash incentive bonus means earnings before interest expense, income taxes, depreciation and amortization.

For bonus purposes, fiscal 2015 net revenues of $101.0 million were 98.9% of the 2015 target of $102.1 million and calculated EBITDA of $37.0 million was 117.2% of the target of $31.6 million. Based on the achievement of the target range, Mr. Vento and Mr. Gordo earned $706,063 and $211,819 for 2015, respectively, which is approximately 141% of their target bonus amounts. Mr. McDonald did not earn a bonus as his employment was terminated June 5, 2015.

Dr. Yuen Wah Sing is not eligible to participate in the annual cash incentive bonus program described above but is eligible to be awarded a discretionary bonus. Dr. Sing did not receive an annual discretionary cash bonus for the year ended December 31, 2015.

Sales Commissions

Under our Compensation Policy, we may pay our officers, sale and other commissions based on a pre-determined commission plan, which commissions will be considered part of the officer’s aggregate compensation package subject to limitations in the Compensation Policy. None of our named executive officers received commissions for the year ended December 31, 2015.

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Grants of Restricted Stock and Ordinary Share Options

Equity compensation consists of periodic grants of restricted stock and options exercisable for ordinary shares to certain of our executives under our magicJack VocalTec Ltd. 2013 Stock Incentive Plan, as amended, and our magicJack VocalTec Ltd. 2013 Israeli Stock Incentive Plan, as amended, (together the “2013 Plans”), to provide additional incentive to work to maximize long-term total return to shareholders. Award levels are determined based on market data and may vary among participants based on their positions within the Company, assessment of job performance, and other factors, including the terms of their employment agreements with the Company. A committee appointed by the Board is specified to act as the plan administrator. In 2015, our Board of Directors administered the plan directly and not through a committee.

On December 1, 2015, the Board awarded Mr. Gordo 192,926 shares of restricted stock and 499,307 ordinary share options in connection with Mr. Gordo’s agreement to enter into a new Employment Agreement with the Company effective as of January 1, 2016. On December 1, 2015, the Board awarded Mr. Reed 192,926 shares of restricted stock and 499,307 ordinary share options in connection with Mr. Reed’s acceptance of the position of General Manager - Senior Vice President Enterprise effective as of December 1, 2015. No grants of restricted stock or options were made to Messrs. Vento or McDonald or Dr. Sing during 2015.

Benefits

We provide various employee benefit programs to our executive officers, including: (i) medical and dental insurance benefits for our U.S. based employees and (ii) a defined contribution retirement plan for our Israeli employees. These benefits are generally available to all full-time employees of our Company based on their location.

Separation Agreement and Consulting Agreement with Mr. McDonald

On June 5, 2015, the Company and Mr. McDonald entered into a Separation Agreement and Release (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, the Company (i) paid Mr. McDonald a lump sum payment of $500,000, (ii) is reimbursing his COBRA costs for the twelve month period following the separation date, and (iii) accelerated the vesting of the remaining unvested shares of restricted stock granted to Mr. McDonald.

On June 6, 2015, the Company and Mr. McDonald entered into an Independent Contractor Agreement (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. McDonald agreed to perform consulting services requested by the Company from time to time in return for a fee of $20,000 per month plus reimbursement of any reasonable travel expenses. The Consulting Agreement may be terminated by either party on ten days’ prior written notice to the other party. Mr. McDonald was paid $120,000 for the consulting services he provided to the Company in 2015.

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Summary Compensation Table

The table below summarizes the total compensation earned by each of our Named Executive Officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Name	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(i)		(j)

Gerald Vento
Chief Executive	2015	500,000		-	-	-	706,063	-		1,206,063
Officer, and	2014	500,000		-	-	-	-	-		500,000
President	2013	500,000		500,000	1,157,436	5,929,952	329,375	-		8,416,763

Jose Gordo
Chief	2015	325,000		-	1,800,000	1,801,138	211,819	-		4,137,957
Financial	2014	325,000		-	-	-	-	-		325,000
Officer	2013	208,125		325,000	1,153,470	2,274,827	98,813	-		4,060,235

Dr. Yuen Wah Sing
Former President -	2015	250,000		-	-	-	-	4,051	(5)	254,051
TigerJet,	2014	240,048		-	-	825,594	-	5,824	(5)	1,071,466
Director(4)	2013	158,124		31,625	-	-	-	5,966	(5)	195,715

Timothy McDonald
Former Chief	2015	152,564	(6)	-	-	-	-	634,739	(7)	787,303
Operating	2014	350,000		-	-	-	-	8,327	(7)	358,327
Officer	2013	15,929		350,000	300,000	1,322,018	-	-		1,987,947

Keith Reed
GM - Senior Vice	2015	29,167		-	1,800,000	1,801,138	-	-		3,630,305
President	2014	-		-	-	-	-	-		-
Enterprise	2013	-		-	-	-	-	-		-

(1)	The amounts in the 2013 rows represent signing bonuses paid to Messrs. Vento, Gordo, and McDonald during the year ended December 31, 2013 for accepting executive officer positions with the Company and a discretionary bonus paid to Dr. Sing in 2014 for services performed in 2013.

(2)	The amounts in these columns reflect the aggregate grant date fair value of the stock awards computed based on the closing adjusted price as of the grant date and for option awards computed based on the Black-Scholes value as of the grant date in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock-based Compensation.” For additional information, see notes 11 and 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

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(3)	The amounts in 2015 represent the annual cash incentive bonuses paid in 2016 to Messrs. Vento and Gordo based on the bonus milestones achieved during the year ended December 31, 2015. There were no annual cash incentive bonuses paid in 2015 to Messrs. Vento and Gordo as the bonus milestones were not achieved during the year ended December 31, 2014. The amounts in 2013 represent the annual cash incentive bonuses paid in 2014 to Messrs. Vento and Gordo based on the bonus milestones achieved during the year ended December 31, 2013.

(4)	Dr. Sing resigned from the Company effective July 15, 2016.

(5)	Dr. Sing received $4,051, $5,824, and $5,966 in health-related benefits in 2015, 2014 and 2013, respectively.

(6)	Mr. McDonald’s employment with the Company was terminated effective June 5, 2015.

(7)	Mr. McDonald received in 2015 $500,000 in severance, $120,000 in consulting fees and $14,739 in health-related benefits. Mr. McDonald received $8,327 in health-related benefits in 2014.

2015 Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($/Sh)(3)	Awards ($)
Gerald Vento	-	175,000	500,000	1,000,000	-	-	-	-	-	-	-
Jose	12/1/15	52,500	150,000	300,000	-	-	-	192,926	-	9.33	1,800,000
Gordo	12/1/15	-	-	-	-	-	-	-	499,307	3.61	1,801,138
Dr. Yuen Wah Sing	-	-	-	-	-	-	-	-	-	-	-
Timothy McDonald	-	52,500	150,000	300,000	-	-	-	-	-	-	-
Keith	12/1/15	-	-	-	-	-	-	192,926	-	9.33	1,800,000
Reed	12/1/15	-	-	-	-	-	-	-	499,307	3.61	1,801,138

(1)	The grant dates refer to the date that the stock awards and option awards were granted to the Named Executive Officers.

(2)	These columns reflect the threshold, target and maximum amounts that Messrs. Vento, Gordo and McDonald were eligible to receive under our annual cash incentive bonus plan with respect to fiscal year 2015. For a description of how these amounts were calculated, please see “Compensation Discussion and Analysis - Annual Cash Incentive Bonus.” Messrs. Vento and Gordo received payment under our annual cash incentive bonus plan for 2015. Mr. McDonald did not receive an annual cash incentive bonus for 2015 as his employment with the Company was terminated effective June 5, 2015. Please see the Non-Equity Incentive Compensation column of the Summary Compensation table above and the disclosure under the “Compensation Discussion and Analysis - Annual Cash Incentive Bonus.”

(3)	The amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards computed based on the closing adjusted price as of the grant date in accordance with ASC Topic 718, “Stock-based Compensation.” For additional information, see note 12 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

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Outstanding Equity Awards and Stock Vesting

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of December 31, 2015.

		Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gerald Vento	722,782	-		14.95	7/2/2018	-	-

Jose Gordo	296,031	-		17.63	7/2/2018	34,904	329,843

	-	499,307	(3)	9.33	12/1/2020	192,926	1,823,151
Dr. Yuen Wah Sing	33,334	66,666	(4)	19.23	4/22/2019	-	-

Timothy McDonald	-	-		-	-	-	-

Keith Reed	-	499,307	(3)	9.33	12/1/2020	192,926	1,823,151

(1)	All shares in this column consist of restricted stock awards. Of the shares of restricted stock granted to Mr. Gordo, 34,904 of the shares related to pre-employment services have a restriction on vesting based on the Company’s stock price reaching certain targets, these targets were not met so Mr. Gordo’s shares under this grant did not vest. If the stock price target is met, these shares will vest prospectively. Mr. Gordo’s remaining restricted stock awards vest one-third annually at each of December 31, 2016, 2017 and 2018. The shares of restricted stock granted to Mr. Reed vest one-third annually at each of December 31, 2016, 2017 and 2018.

(2)	Amounts in this column have been calculated using an assumed stock price of $9.45, the closing price of our ordinary shares on December 31, 2015, the last business day of our fiscal year 2015.

(3)	The remaining unvested stock options are scheduled to vest in one-third annual increments beginning December 31, 2016.

(4)	The remaining unvested stock options are scheduled to vest in annual increments on April 23, 2016 and April 23, 2017.

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Stock Vested

The following table sets forth certain information regarding the vesting of shares of our restricted stock for each of our Named Executive Officers during 2015.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Gerald Vento	26,755		252,835
Jose Gordo	26,664		251,975
Dr. Yen Wah Sing	-		-
Timothy McDonald	24,410	(2)	187,957
Keith Reed	-		-

(1)	The aggregate dollar amount realized by the named executive officer upon the vesting of shares of our restricted stock was computed by multiplying the number of shares of our restricted stock that vested by the market value of the underlying shares on the vesting date.

(2)	This includes the accelerated vesting of 6,704 shares of restricted stock as approved by the Board in accordance with the terms of the Separation Agreement entered into between the Company and Mr. McDonald.

Pension Benefits and Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us, neither do any of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment Agreements and Potential Payments Upon Termination or Change of Control

Vento Agreement

On April 2, 2013, the Company entered into a definitive employment agreement and compensation arrangement with Gerald Vento (the “Vento Agreement”), in connection with his services as Chief Executive Officer and President of the Company. Under the terms of the Vento Agreement, Mr. Vento’s compensation was retroactive to January 1, 2013 to coincide with Mr. Vento’s start date as Chief Executive Officer.

The term of employment was initially for three (3) years, beginning on January 1, 2013, but it was extended for an additional year through December 31, 2016 as recommended by the Compensation Committee and Board and approved by the Company’s shareholders at its 2015 annual general meeting of shareholders. Additionally, the Compensation Committee and the Board have approved a second extension to Mr. Vento’s term of employment through the earlier of June 30, 2017 or the date the Company hires a new President and Chief Executive Officer to replace Mr. Vento, subject to shareholder approval as described under Proposal 5. Mr. Vento is paid an annual base salary of $500,000, subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. Vento also received a signing bonus of $500,000. For each fiscal year of employment during which the Company employs Mr. Vento, he shall be eligible to receive a bonus based on the Company meeting certain performance criteria. Mr. Vento’s target annual bonus equals his annual base salary (the “Target Annual Bonus”). The annual bonus ranges from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus. The annual bonus formula and performance criteria for each fiscal year is based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Except as described below, Mr. Vento will only be entitled to receive an Annual Bonus if he is employed by the Company pursuant to the Vento Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

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Mr. Vento was granted stock options to purchase 722,782 shares of the Company’s ordinary shares at an exercise price equal to the fair market value of the Company’s ordinary shares on the date of grant (the “Vento Options”). In addition, Mr. Vento was granted 80,267 shares of restricted stock (the “Vento Restricted Stock”). All of the Vento Options and Vento Restricted Stock were fully vested as of December 31, 2015. The Vento Options will expire immediately upon termination of Mr. Vento’s employment for Cause, and ninety (90) days after termination of Mr. Vento’s employment for any reason other than Cause. The Vento Restricted Stock and any shares acquired through exercise of the Vento Options are subject to sale restrictions, as more particularly set forth in the agreements granting those equity interests. Mr. Vento did not receive any equity compensation when the term of his Employment Agreement was extended through December 31, 2016.

Either Mr. Vento or the Company may terminate Mr. Vento’s employment under the Vento Agreement for any reason upon not less than thirty (30) days prior written notice:

(i)	Upon termination of Mr. Vento’s employment prior to a Change of Control by Mr. Vento for Good Reason or by the Company without Cause (as defined in the Vento Agreement), Mr. Vento will be entitled to a termination payment equal to one (1) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii)	Upon termination of Mr. Vento’s employment by the resignation of Mr. Vento without Good Reason or by the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. Vento will be due no further compensation other than what is due and owing through the effective date of Mr. Vento’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Vento);

(iii)	If upon or within six months subsequent to a Change of Control, Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause, Mr. Vento will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case); or

(iv)	If Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Vento will receive an additional payment equal to the difference between (a) the change of control termination payment described in clause (iii) and (b) any termination payment previously provided to Mr. Vento as described in clause (i).

The election of the Kanen Nominees in Proposal 1.B would constitute a Change of Control under the Vento Agreement, if the extension to the Vento Agreement is approved by the shareholders at the 2016 Meeting. Mr. Vento will not be entitled to any Severance Payment (as defined in the Vento Agreement) unless Mr. Vento executes and delivers to the Company a general release of claims upon terms described in the Vento Agreement. The Company will deliver to Mr. Vento a copy of the release after the Company’s termination of Mr. Vento’s employment without Cause or Mr. Vento’s termination of employment for Good Reason.

Mr. Vento agrees during the term of his employment and until two years after termination of employment, (A) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Vento may invest in securities of any public company so long as he does not beneficially own more than five percent (5%) of the class of public securities. During the period of Mr. Vento’s employment and until three years after the termination of employment, Mr. Vento will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. Vento also agrees to restrictive covenants with respect to confidentiality and work product.

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Gordo Agreement

On May 8, 2013, the Company entered into an executive employment agreement with Jose Gordo, effective as of May 10, 2013 (the “Gordo Agreement”), relating to his service as Chief Financial Officer of the Company.

The term of employment under the Gordo Agreement was from May 10, 2013 through December 31, 2015. Pursuant to the Gordo Agreement, Mr. Gordo received an annual base salary in the amount of $325,000 subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. Gordo also received a signing bonus of $325,000. For each fiscal year of employment under the Gordo Agreement, Mr. Gordo was eligible to receive an Annual Bonus based on the Company meeting certain performance criteria. Mr. Gordo’s Target Annual Bonus was $150,000, subject to review each calendar year and possible increase in the sole discretion of the Board. The Annual Bonus ranged from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus. The Annual Bonus formula and performance criteria for each fiscal year was based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Except as described below, Mr. Gordo was only entitled to receive an Annual Bonus if he was employed by the Company pursuant to the Gordo Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Mr. Gordo was granted stock options to purchase 256,151 shares of the Company’s ordinary shares at an exercise price equal to the fair market value of the Company’s ordinary shares on July 3, 2013, the date of grant (the “Gordo Options”). In addition, Mr. Gordo was granted 27,634 shares of restricted stock (the “Gordo Restricted Stock”) on July 3, 2013. The Gordo Options and Gordo Restricted Stock were fully vested as of December 31, 2015. Furthermore, Mr. Gordo was granted 39,880 ordinary share options (the “Prior Service Options”) and 52,356 shares of restricted stock for services provided to the Company prior to his employment by the Company (the “Prior Service RSUs”) on July 3, 2013. The Prior Service Options were fully vested as of December 31, 2015. The Prior Service RSUs were scheduled to vest in full on December 31, 2015, however, the shares have a vesting schedule based on the Company’s stock price reaching certain targets. In the event that the targets are not met, the vesting is deferred until the targets are reached. In the event that Mr. Gordo’s employment is terminated by the Company without “Cause” or by Mr. Gordo for “Good Reason,” or the Company experiences a Change of Control prior to termination of Mr. Gordo’s termination of employment (as such terms are defined in Mr. Gordo’s Restricted Stock Agreement), the Prior Service RSUs will fully vest. The Gordo Options and Prior Service Options will expire immediately upon termination of Mr. Gordo’s employment for Cause, and ninety (90) days after termination of Mr. Gordo’s employment for any reason other than Cause. The Gordo Restricted Stock, the Prior Services RSUs and any shares purchased through exercise of the Gordo Options or Prior Service Options are subject to sale restrictions as more particularly set forth in the agreements granting those equity interests.

Either Mr. Gordo or the Company could have terminated Mr. Gordo’s employment under the Gordo Agreement for any reason upon not less than thirty (30) days prior written notice:

(i)	Upon termination prior to a Change of Control by the Company without Cause or by Mr. Gordo for Good Reason, each as defined in the Gordo Agreement, Mr. Gordo will be entitled to a termination payment equal to one (1) times the sum of (a) Mr. Gordo’s annual base salary at the time of such termination and (b) Mr. Gordo’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii)	Upon termination of Mr. Gordo’s employment by the resignation of Mr. Gordo without Good Reason or by the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. Gordo will be due no further compensation other than what is due and owing through the effective date of Mr. Gordo’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Gordo);

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(iii)	If upon or within six months subsequent to a Change of Control, Mr. Gordo’s employment is terminated by Mr. Gordo for Good Reason or by the Company without Cause, Mr. Gordo will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. Gordo’s annual base salary at the time of such termination and (b) Mr. Gordo’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case); or

(iv)	If Mr. Gordo’s employment is terminated by Mr. Gordo for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Gordo will receive an additional payment equal to the difference between (a) the change of control termination payment described in clause (iii) and (b) any termination payment previously provided to Mr. Gordo as described in clause (i).

The election of the Kanen Nominees in Proposal 1.B would constitute a Change of Control under the Gordo Agreement. Mr. Gordo was not entitled to any Severance Payment (as defined in the Gordo Agreement) unless Mr. Gordo executed and delivered to the Company a general release of claims upon terms described in the Gordo Agreement. The Company would have delivered to Mr. Gordo a copy of the release after the Company’s termination of Mr. Gordo’s employment without Cause or Mr. Gordo’s termination of employment for Good Reason.

Under the terms of the Gordo Agreement, Mr. Gordo agreed during the term of his employment and until two years after termination of employment, (A) he would not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Gordo could have invested in securities of any public company so long as he did not beneficially own more than five percent (5%) of the class of public securities. During the period of Mr. Gordo’s employment and until three years after the termination of employment, Mr. Gordo agreed he would not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. Gordo also agreed to restrictive covenants with respect to confidentiality and work product.

Mr. Gordo entered into a new Employment Agreement with the Company on December 1, 2015 with an effective date of January 1, 2016 through December 31, 2018 under which he will continue to serve as the Company’s Chief Financial Officer (the “2016 Gordo Agreement”). Pursuant to the 2016 Gordo Agreement, Mr. Gordo will receive an annual base salary in the amount of $350,000 subject to review each calendar year and possible increases in the sole discretion of the Board. For each fiscal year of employment under the 2016 Gordo Agreement, Mr. Gordo will be eligible to receive an Annual Bonus based on the Company meeting certain performance criteria. Mr. Gordo’s Target Annual Bonus will be $175,000, subject to review each calendar year and possible increase in the sole discretion of the Board. The Annual Bonus ranged from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus. The Annual Bonus formula and performance criteria for each fiscal year was based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Except as described below, Mr. Gordo will only be entitled to receive an Annual Bonus if he is employed by the Company pursuant to the 2016 Gordo Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Either Mr. Gordo or the Company may terminate Mr. Gordo’s employment under the 2016 Gordo Agreement for any reason upon not less than thirty (30) days prior written notice. Mr. Gordo will be entitled to the same termination payments upon a termination or Change of Control event as described above in connection with the Gordo Agreement.

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Mr. Gordo was granted stock options to purchase 499,307 shares of the Company’s ordinary shares at an exercise price equal to the fair market value of the Company’s ordinary shares on December 1, 2015, the date of grant (the “2016 Options”). In addition, Mr. Gordo was granted 192,926 shares of restricted stock (the “2016 Restricted Stock”) on December 1, 2015. The 2016 Options and 2016 Restricted Stock are scheduled to vest as follows: one-third of the 2016 Options and 2016 Restricted Stock will vest on each of December 31, 2016, December 31, 2017 and December 31, 2018, respectively, subject to Mr. Gordo’s continued employment by the Company. In the event that Mr. Gordo’s employment is terminated by the Company without “Cause” or by Mr. Gordo for “Good Reason” (as such terms are defined in the agreements granting those equity interests), Mr. Gordo will be credited with service through the date that is three (3) months after the termination date (the “Final Vesting Date”), and the 2016 Restricted Stock and 2016 Options will vest on a pro-rata basis through the Final Vesting Date. By way of example only, if Mr. Gordo’s employment is terminated by the Company without Cause or by Mr. Gordo for Good Reason on June 1, 2017, he will be credited with service through August 30, 2017, and 20/36th of the Restricted Stock and Options will be vested, representing (a) (i) 17 months of employment (through May 31, 2017), plus (ii) an additional three months, divided by (b) the 36 month vesting schedule. In addition, all unvested 2016 Options and 2016 Restricted Stock in the Company will immediately become one hundred percent (100%) vested upon a Change of Control (as defined in the 2016 Gordo Agreement). The election of the Kanen Nominees in Proposal 1.B would constitute a Change of Control under the 2016 Gordo Agreement. The 2016 Options will expire immediately upon termination of Mr. Gordo’s employment for Cause, and ninety (90) days after termination of Mr. Gordo’s employment for any reason other than Cause. The 2016 Restricted Stock and any shares purchased through exercise of the 2016 Options are subject to sale restrictions as more particularly set forth in the agreements granting those equity interests.

Under the 2016 Gordo Agreement, Mr. Gordo will not be entitled to any Severance Payment unless he executes and delivers to the Company a general release of claims as described above relating to the Gordo Agreement.

Additionally, Mr. Gordo has agreed under the terms of the 2016 Gordo Agreement to the same restrictive covenants relating to non-competition, confidentiality and work product that are described above relating to the Gordo Agreement.

McDonald Agreement

On December 13, 2013, the Company entered into an executive employment agreement with Timothy R. McDonald, effective as of December 13, 2013 (the “McDonald Agreement”), relating to his service as Chief Operating Officer of the Company.

The term of employment was from December 13, 2013 through December 31, 2016. Pursuant to the McDonald Agreement, Mr. McDonald was entitled to receive an annual base salary in the amount of $350,000 subject to review each calendar year and possible increases in the sole discretion of the Board. Mr. McDonald also received a signing bonus of $350,000. For each fiscal year of employment during which the Company employed Mr. McDonald, Mr. McDonald was eligible to receive an Annual Bonus based on the Company meeting certain performance criteria. Mr. McDonald’s Target Annual Bonus was $150,000, subject to review each calendar year and possible increase in the sole discretion of the Board. The Annual Bonus ranged from thirty-five percent (35%) to two hundred percent (200%) of the Target Annual Bonus. The Annual Bonus formula and performance criteria for each fiscal year was based: (i) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target revenue for the fiscal year; and (ii) fifty percent (50%) on the Company meeting at least eighty percent (80%) and up to one hundred and twenty percent (120%) of its target EBITDA for the fiscal year.

Except as described below, Mr. McDonald was only entitled to receive an Annual Bonus if he was employed by the Company pursuant to the McDonald Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

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Mr. McDonald was granted stock options to purchase 255,794 shares of the Company’s ordinary shares at an exercise price equal to the fair market value of the Company’s ordinary shares on December 13, 2013, the date of grant (the “McDonald Options”). In addition, Mr. McDonald was granted 24,410 shares of restricted stock (the “McDonald Restricted Stock”). The McDonald Options are scheduled to vest as follows: one-third of the McDonald Options would vest on July 1, 2014, July 1, 2015 and July 1, 2016, subject to Mr. McDonald’s continued employment by the Company. The restricted stock was scheduled to vest in full on July 1, 2016. In the event that Mr. McDonald’s employment would have been terminated by the Company without “Cause” or by Mr. McDonald for “Good Reason” (as such terms are defined in Mr. McDonald’s Stock Option Agreement), Mr. McDonald would have been credited with service through the date that is three (3) months after the termination date (the “Final Vesting Date”), and the McDonald Restricted Stock and McDonald Options would have vested on a pro-rata basis through the Final Vesting Date. In addition, all unvested McDonald Options and McDonald Restricted Stock in the Company would have immediately become one hundred percent (100%) vested upon a Change of Control (as defined in the McDonald Agreement). The election of the Kanen Nominees in Proposal 1.B would have constituted a Change of Control under the McDonald Agreement. The McDonald Options would have expired immediately upon termination of Mr. McDonald’s employment for Cause, and ninety (90) days after termination of Mr. McDonald’s employment for any reason other than Cause. The McDonald Restricted Stock and any shares purchased through exercise of the McDonald Options would have been subject to sale restrictions as more particularly set forth in the agreements granting those equity interests.

Either Mr. McDonald or the Company could have terminated Mr. McDonald’s employment under the McDonald Agreement for any reason upon not less than thirty (30) days prior written notice:

(i)	Upon termination prior to a Change of Control, by the Company without Cause or by Mr. McDonald for Good Reason, each as defined in the McDonald Agreement, Mr. McDonald would have been entitled to termination payment equal to one (1) times the sum of (a) Mr. McDonald’s annual base salary at the time of such termination and (b) Mr. McDonald’s Target Annual Bonus for the fiscal year in which his employment was terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case);

(ii)	Upon termination of Mr. McDonald’s employment by the resignation of Mr. McDonald without Good Reason or by the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. McDonald would be due no further compensation other than what would have been due and owing through the effective date of Mr. McDonald’s resignation or termination (including any Annual Bonus that may have been due and payable to Mr. McDonald);

(iii)	If upon or within six months subsequent to a Change of Control, Mr. McDonald’s employment would have been terminated by Mr. McDonald for Good Reason or by the Company without Cause, Mr. McDonald would have been entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. McDonald’s annual base salary at the time of such termination and (b) Mr. McDonald’s Target Annual Bonus for the fiscal year in which his employment was terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case); or

(iv)	If Mr. McDonald’s employment would have been terminated by Mr. McDonald for Good Reason or by the Company without Cause 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. McDonald would have received an additional payment equal to the difference between (a) the change of control termination payment described in clause (iii) and (b) any termination payment previously provided to Mr. McDonald as described in clause (i).

The election of the Kanen Nominees in Proposal 1.B would have constituted a Change of Control under the McDonald Agreement. Mr. McDonald was not entitled to any Severance Payment (as defined in the McDonald Agreement) unless Mr. McDonald executed and delivered to the Company a general release of claims upon terms described in the McDonald Agreement. The Company was required to deliver to Mr. McDonald a copy of the release after the Company’s termination of Mr. McDonald’s employment without Cause or Mr. McDonald’s termination of employment for Good Reason.

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Mr. McDonald also agreed under the terms of the McDonald Agreement during the term of his employment and until two years after termination of employment, (A) he would not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (B) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. McDonald could invest in securities of any public company so long as he did not beneficially own more than five percent (5%) of the class of public securities. During the period of Mr. McDonald’s employment and until three years after the termination of employment, Mr. McDonald will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. McDonald also agreed to restrictive covenants with respect to confidentiality and work product.

On May 6, 2015, the Company and Mr. McDonald reached an agreement regarding termination of Mr. McDonald’s employment with the Company effective June 5, 2015. The terms of the McDonald Agreement governed the terms of Mr. McDonald’s employment with the Company during the fiscal year ended December 31, 2014 and continued to govern the terms of his employment through June 5, 2015. The mutually agreed upon separation was treated as termination of Mr. McDonald’s employment by the Company without “cause” (as defined in the McDonald Agreement). The Company and Mr. McDonald entered into a Separation Agreement and Release on June 5, 2015 that set forth the payments to be made by the Company to Mr. McDonald, which included the acceleration of 6,704 shares of Mr. McDonald’s restricted stock which would otherwise have remained unvested, and a general release by Mr. McDonald as required by the terms of the McDonald Agreement.

Reed Agreement

On December 1, 2015, the Company entered into an executive employment agreement with Keith Reed, effective as of December 1, 2015 (the “Reed Agreement”), relating to his service as General Manager - Senior Vice President Enterprise (“GM”) of the Company.

The term of employment is from December 1, 2015 through December 31, 2018. Pursuant to the Reed Agreement, Mr. Reed will receive an annual base salary in the amount of $350,000 subject to review each calendar year and possible increases in the sole discretion of the Board. For each fiscal year of employment during which the Company employs Mr. Reed, Mr. Reed shall be eligible to receive an Annual Bonus based on the Company meeting certain performance criteria. Mr. Reed’s maximum annual bonus will be up to $200,000, subject to review each calendar year and possible increase in the sole discretion of the Board. The Annual Bonus formula and performance criteria for each fiscal year will be based on criteria agreed to by the Company’s Chief Executive Officer and Mr. Reed and approved by the Company’s Compensation Committee and Board of Directors. The Annual Bonus Criteria for the Annual Bonus to be earned for calendar year 2016 will be based on: (i) forty percent (40%) on the Company meeting at least eighty percent (80%) of its target revenue for the fiscal year; (ii) forty percent (40%) on the Company meeting at least eighty percent (80%) of its target EBITDA for the fiscal year; and (iii) twenty percent (20%) on subjective criteria. The Annual Bonus Criteria for calendar years 2017 and 2018 will be communicated to the GM no later than December 31st of the year prior to the year for which the Annual Bonus Criteria will apply.

Mr. Reed will not be entitled to a bonus for calendar year 2015. Each Annual Bonus thereafter shall be paid on the basis of the Company’s fiscal year, which is the calendar year.

Except as described below, Mr. Reed will only be entitled to receive an Annual Bonus if he is employed by the Company pursuant to the Reed Agreement at the close of business on the last day of the applicable fiscal year with respect to the Annual Bonus.

Mr. Reed was granted stock options to purchase 499,307 shares of the Company’s ordinary shares at an exercise price equal to the fair market value of the Company’s ordinary shares on December 1, 2015, the date of grant (the “Reed Options”). In addition, Mr. Reed was granted 192,926 shares of restricted stock (the “Reed Restricted Stock”). The Reed Options are scheduled to vest as follows: (i) 16 2/3% of the Reed Options will vest on December 31, 2016, December 31, 2017 and December 31, 2018 and (ii) on the date of communicating the amount of the annual bonus for calendar year 2016, 2017 and 2018, and an additional amount shall vest equal to 16 2/3% multiplied by the percentage of the maximum annual bonus target paid for the applicable calendar year. The Restricted Stock is scheduled to vest as follow: one-third annual increments beginning December 31, 2016. In the event that Mr. Reed’s employment is terminated by the Company without “Cause” or by Mr. Reed for “Good Reason” upon or within 6 months subsequent to a “Change of Control,” full acceleration of options other than those options that previously failed to vest as described in the second (ii) item above and all of the restricted stock shall become vested. The Reed Restricted Stock and any shares purchased through exercise of the Reed Options would have been subject to sale restrictions as more particularly set forth in the agreements granting those equity interests.

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Either Mr. Reed or the Company may terminate Mr. Reed’s employment under the Reed Agreement for any reason upon not less than thirty (30) days prior written notice:

(i)	Upon termination by the Company without Cause or by Mr. Reed for Good Reason, each as defined in the Reed Agreement, Mr. Reed will be entitled to a termination payment equal to one (1) times the sum of Mr. Reed’s annual base salary at the time of such termination; or

(ii)	Upon termination of Mr. Reed’s employment by the resignation of Mr. Reed without Good Reason or by the Company with Cause, death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. Reed will be due no further compensation other than what is due and owing through the effective date of Mr. Reed’s resignation or termination (including any Annual Bonus that may be due and payable to Mr. Reed).

Mr. Reed will not be entitled to any Severance Payment (as defined in the Reed Agreement) unless Mr. Reed executes and delivers to the Company a general release of claims upon terms described in the Reed Agreement. The Company will deliver to Mr. Reed a copy of the release after the Company’s termination of Mr. Reed’s employment without Cause or Mr. Reed’s termination of employment for Good Reason.

Mr. Reed agrees during the term of his employment and until one year after termination of employment, he will not, directly or indirectly, either (i) on his own behalf or as a partner, officer, director, trustee, executive, agent, consultant or member of any person, firm or corporation, or otherwise, enter into the employ of, render any service to, or engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority-owned subsidiaries, or (ii) become an officer, employee or consultant of, or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company; provided, however, that the foregoing shall not be deemed to prevent the GM from investing in securities of any company having a class of securities which is publicly traded, so long as through such investment holdings in the aggregate, the GM is not deemed to be the beneficial owner of more than five percent (5%) of the class of securities that is so publicly traded. During the period of the Mr. Reed’s employment and until two (2) years after the termination of employment, Mr. Reed will not, without the Company’s prior written consent, directly or indirectly, on his own behalf or as a partner, shareholder, officer, executive, director, trustee, agent, consultant or member of any person, firm or corporation or otherwise, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. Reed also agrees to restrictive covenants with respect to confidentiality and work product.

Change of Control Provisions

Except as described above, during the fiscal year ended December 31, 2015, none of our named executives had any contract, agreement, plan, or arrangement that provides payments as a result of termination of employment, change in responsibilities of such executive, or change of control of the Company.

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Payments under Change of Control

Under the individual employment agreements of our Named Executive Officers, upon a Change of Control, each Named Executive Officer would be entitled to receive the following estimated payments. The election of the Kanen Nominees in Proposal 1.B would constitute a Change of Control under the agreements with Mr. Vento and Mr. Gordo. Dr. Sing did not have an employment agreement in place with the Company and as a result is not entitled to receive change of control payments. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to our Named Executive Officers, which would only be known definitively at the time that they become eligible for payment and would only be payable if a Change of Control or termination, as applicable, would occur. The table reflects the amount that could be payable to our Named Executive Officers, assuming that the Change of Control and, if applicable, termination of the Named Executive Officers employment, occurred at December 31, 2015:

Name	Severance Amount ($) (1)	Early Vesting of Stock Options ($) (2)	Early Vesting of Restricted Stock Units ($) (3)	Total ($)

Gerald Vento	3,000,000	-	-	3,000,000
Jose Gordo	1,425,000	59,917	2,152,994	3,637,910
Timothy McDonald (4)	500,000	-	51,621	551,621
Keith Reed	350,000	59,917	1,823,151	2,233,068

(1)	The severance amounts represent the maximum amounts payable under the senior executives’ change in control provisions of their employment agreements. These agreements provide that severance be paid at three times the total of annual base compensation and targeted cash incentive bonus amounts for Messrs. Vento and Gordo and one time annual base salary for Mr. Reed.
(2)	Based on the excess per share of the closing price of the Company’s stock on December 31, 2015 ($9.45) over the exercise price.
(3)	Based on the per share market price as of the end of our most recent fiscal year (December 31, 2015) of $9.45 per share.
(4)	Mr. McDonald’s employment with the Company terminated June 5, 2015 and the amounts noted reflect actual severance received and the actual value of the early vesting of 6,704 restricted stock units based on the closing price of the Company’s stock on that date.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2015, our Compensation Committee consisted of Tal Yaron-Eldar, Richard Harris, and Yoseph Dauber.

During 2015, none of the members of our Compensation Committee was an employee or officer of the Company. Further, during 2015, no Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.

Director Compensation

The following table sets forth information with respect to compensation for the non-employee directors listed during the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Richard Harris(1)	70,000	--	--	70,000
Donald A. Burns(2)	100,000	--	--	100,000
Yoseph Dauber(1)	70,000	--	--	70,000
Tal Yaron-Eldar(1)	70,000	--	--	70,000

(1)	Messrs. Harris and Dauber and Ms. Yaron-Eldar served on the Audit Committee and Compensation Committee for all of fiscal year 2015.
(2)	Mr. Burns has served as Chairman of the Board since January 1, 2013. As Chairman, Mr. Burns received $100,000 for his services for the year ended December 31, 2015.

During fiscal year 2015, the Company’s non-employee directors received the following compensation:

●	A fixed annual payment of $50,000 (to be paid quarterly) for service as a member of the Board, and $100,000 for the Chairperson of the Board, plus, if applicable, a fixed annual payment of $20,000 (to be paid quarterly) for service as a member of each committee of the Board on which the director serves (the Audit Committee and Compensation Committee are to be considered one committee for these purposes), except for the Nomination and Governance Committee; provided, however, that the Chairman receives no additional fee for service on a committee.

●	Reimbursement of business expenses and travel and accommodation expenses incurred in the performance of duties as a member of the Board and/or any Board committee, including, for illustration purposes, business class flying tickets for overseas travels, suitable hotel accommodation, taxi and/or leased vehicles.

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The following report of the Compensation Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate the report by reference in any such filing.

REPORT OF THE COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, The Compensation Committee

Tal Yaron-Eldar
Yoseph Dauber
Richard Harris

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth, as of December 28, 2016, the number of our ordinary shares, which constitute our only voting securities, beneficially owned by (i) all shareholders known to us to own more than five percent (5%) of our outstanding ordinary shares, and (ii) each of our directors, (iii) each of our named executive officers, and (iv) by all of our current executive officers and directors as a group as of December 28, 2016. The data presented is based on information provided to us by the holders or disclosed in public filings with the SEC. The percentage of outstanding ordinary shares is based on 15,909,195 ordinary shares outstanding (excluding shares held in treasury) plus the ordinary shares issuable pursuant to ordinary share options and restricted share grants for each shareholder within 60 days of December 28, 2016.

Except where otherwise indicated, and except pursuant to community property laws, we believe, based on information furnished by such owners, that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares. The shareholders listed below do not have any different voting rights from any of our other shareholders.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number (1)	Percent
Adam Street Partners, LLC(2) One North Wacker Drive, Suite 2200 Chicago, IL 60606	1,976,861	12.43%
Herbert C. Pohlmann Jr.(3) 1290 N. Ocean Blvd. Palm Beach, FL 33480	1,250,000	7.85%
Kanen Wealth Management LLC(4) 10141 Sweet Bay Ct. Parkland, FL 33076	998,452	6.28%
Morgan Stanley(5) 1585 Broadway New York, NY 10036	816,428	5.13%
Numeric Investors LLC(6) 470 Atlantic Avenue, 6th Floor Boston, MA 02210	857,796	5.39%
Jose Gordo(7)	595,777	3.62%
Dr. Yuen Wah Sing(8)	256,973	1.60%
Gerald Vento(9)	939,949	5.65%
Donald A. Burns	457,230	2.87%
Tal Yaron-Eldar	13,668	*
Izhak Gross(10)	-	*
Richard Harris	10,714	*
Timothy McDonald(11)	12,249	*
Keith Reed(12)	230,745	1.43%
Don Carlos Bell III	-	-
Alan Bradley Howe	-	-

Officers and directors as a group (9 persons)	2,517,305	14.39%

* Represents less than 1% of the outstanding ordinary shares.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting power with respect to ordinary shares. Unless otherwise indicated below, to our knowledge, all persons included in this table have sole voting and dispositive power with respect to their ordinary shares, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of ordinary shares deemed outstanding includes shares issuable upon settlement of restricted ordinary shares held by the respective person or group that will vest within 60 days of the date hereof and pursuant to ordinary share options held by the respective person or group that are currently exercisable or may be exercised within 60 days of the date hereof, which we refer to as presently exercisable ordinary share options.

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(2)	Information based on the Schedule 13G Amendment filed with the SEC on February 12, 2016 by Adams Street Partners, LLC. Adams Street Partners, LLC has sole voting power and dispositive power over the 1,976,861 shares that are held indirectly through the following funds: Adams Street 2007 Direct Fund, L.P.: 545,549; Adams Street 2008 Direct Fund, L.P.: 614,925; Adams Street 2009 Direct Fund, L.P.: 531,868; and Adams Street 2010 Direct Fund, L.P.: 284,519.

(3)	Information based on the Schedule 13D Amendment filed with the SEC on April 24, 2012 by Herbert Pohlmann.

(4)	Information based on the Schedule 13D Amendment filed with the SEC on August 31, 2016 by Kanen Wealth Management LLC and David L. Kanen. Kanen Wealth Management LLC and Mr. Kanen have shared voting power and dispositive power over 801,067 shares and Mr. Kanen has sole voting power and dispositive power over 197,385 shares. Kanen Wealth Management LLC is an investment manager for customer accounts to which it furnishes investment advice and Mr. Kanen is the managing member of Kanen Wealth Management LLC.

(5)	Information based on the Schedule 13G filed with the SEC on February 5, 2016 by Morgan Stanley. Morgan Stanley has sole voting power over 709,149 shares, shared voting power over 106,148 shares and shared dispositive power over 816,428 shares.

(6)	Information based on the Schedule 13G Amendment filed with the SEC on February 11, 2016 by Numeric Investors, LLC. Numeric Investors LLC and Man Group plc share voting power and dispositive power over 857,796 shares. Numeric Investors LLC is the investment manager with respect to the ordinary shares held by certain funds and/or managed accounts to which the investment manager serves as investment manager (collectively, the “Numeric Funds”) and Man Group plc, indirectly, through various intermediate entities controls the investment manager, with respect to the shares held by each of the Numeric Funds.

(7)	Includes 561,680 ordinary shares issuable pursuant to ordinary share options and restricted share grants.

(8)	Includes 66,667 ordinary shares issuable pursuant to ordinary share options.

(9)	Includes 722,782 ordinary shares issuable pursuant to ordinary share options.

(10)	Mr. Gross was appointed a director on August 9, 2016.

(11)	Information based on Form 4 filed with the SEC on June 18, 2015 by Timothy McDonald.

(12)	Includes 230,745 ordinary shares issuable pursuant to ordinary share options and restricted share grants.

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PROPOSAL 2

RE-APPROVAL OF THE COMPANY’S COMPENSATION POLICY

Under Amendment No. 20 to the Companies Law, which came into effect in December 2012 (“Amendment No. 20”), public companies, such as the Company, must adopt a compensation policy with respect to the terms of service and employment of their directors and officers. The compensation policy must be approved by (i) the Board upon the recommendation of the Compensation Committee and (ii) the shareholders of the Company, except under the circumstances described below. The provisions of Amendment No. 20 require that the compensation policy be reviewed and re-approved every three years.

Amendment No. 20 provides that the compensation policy shall be based on, among other factors, promoting the Company’s objectives, work plan and long-term strategy, creating appropriate incentives for the Company’s directors and officers, considering, among other factors, the risk management of the Company, the Company’s size and nature of its operations and, with respect to terms of service and employment that include non-fixed compensation, the contribution of the director or officer to achievement of corporate goals and increased profits, all with a long-term view and taking into account the officer’s position.

On May 21, 2013, following the recommendation of the Compensation Committee, the Company’s Board approved a compensation policy for a three-year term, and the shareholders approved such compensation policy at the annual meeting held on July 3, 2013.

On August 23, 2016, following the recommendation of the Compensation Committee, the Company’s Board re-approved the compensation policy for a three-year term in the form attached as Exhibit A to this Proxy Statement (the “Compensation Policy”). The Compensation Policy is identical to the compensation policy approved in 2013 other than the inclusion of a reference to the Company’s corporate approvals for the 2013 compensation policy described above. The Compensation Policy includes both long-term and short-term compensation elements and is to be reviewed from time to time by the Company’s Compensation Committee and Board as required by the Companies Law.

In general, the compensation package for officers will be examined while taking into consideration, among other factors, the following parameters: (i) the education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer; (ii) the officer’s position, the scope of his responsibility and previous wage agreements that were signed with such officer; (iii) the officer’s contribution to the Company’s business, profits and stability; (iv) the degree of responsibility imposed on the officer; and (v) the Company’s need to retain officers who have skills, know-how or unique expertise. Additionally, prior to the approval of a compensation package for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the compensation package offered to an officer of the Company with the compensation packages offered to officers in similar positions in other companies of the same type and/or financial structure. The surveys are to be conducted internally or through an external consultant recommended by the Compensation Committee.

The Company will be entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits as described in the compensation plan (“Compensation Package”).

Base Salary. The base salary of a new officer in the Company will be determined based on the parameters specified above. The Compensation Committee and the Board may update the base salary of the officers (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a Personal Interest and (ii) officers who serve as directors) consistent with the terms of the Compensation Policy, including the parameters specified above, provided that the Compensation Committee alone may approve an amendment to an officer’s base salary that does not increase such base salary by more than fifteen percent (15%).

Sales Commission. The Company may pay sales and other commissions to its officers based on a pre-determined commission plan, which commissions will be considered part of the officer’s aggregate compensation package subject to limitations in the Compensation Policy.

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Additional Benefits. The compensation package may include additional standard benefits such as social benefits, car allowance, mobile allowance, reimbursement of expenses, perquisites, advanced notice for termination of employment and medical insurance.

Sign-on Bonus. The Company may grant a sign-on bonus to an officer, which may not exceed the officer’s initial annual base salary and is subject to the limitations in the Compensation Policy. A sign-on bonus will not be considered in calculating the maximum amount of the Bonus (described below) payable to an officer following his initial year of employment.

Insurance, Exculpation and Indemnification. The officers of the Company may benefit from the insurance, exculpation and indemnification arrangements approved by the Board of Directors from time to time, subject to applicable law.

Advance Notice. The advance notice period for termination of employment will be determined individually with respect to each officer but will not be more than ninety (90) days.

Severance Terms. In the event that the terms of service of the officer include severance payments, the payments will be examined in light of the period of service or employment of the officer in the Company, the terms of service, the Company’s performance during said period, the anticipated contribution of the officer to achieving the Company’s goals and its profitability and the circumstances of termination of employment. In any event, the amount or value of a severance payment will not exceed two times such officer’s annual base salary as of termination of employment, other than termination of employment in connection with a change of control of the Company, in which case such maximum severance payment will not exceed six times such officer’s annual base salary. Acceleration of vesting of equity based compensation issued prior to termination of employment will not be considered in calculating the value of a severance payment. No severance payment will be paid to an officer whose employment is terminated for cause.

Annual Cash Bonus. The annual cash bonus will be based mainly (at least 80%) on measurable criteria and, with respect to its less significant part (up to 20%), on non-measurable criteria at the Board and management’s discretion. Measurable criteria may include financial targets, meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital.

The remaining portion of the annual cash bonus (not exceeding 20% of the annual cash bonus) will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance, assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to implementing appropriate controls and an ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board.

Share-Based Compensation. The Company may grant to officers options, Restricted Stock Units or any other share-based compensation pursuant to Company equity plan(s) and subject to any applicable law. The Compensation Committee and the Board of Directors will consider whether the aforesaid grants are a suitable incentive for increasing the Company’s value in the long term, the economic value of the grant, the exercise price and the other terms. Share-based compensation, if granted, will mature in installments or vesting periods (or depend on meeting milestones) which shall take into account appropriate incentives in light of the Company’s objectives in the years following the approval of the grant. Vesting of officer’s share-based compensation shall occur over a minimum period of three (3) years, provided that vesting of share-based compensation may be accelerated upon a change of control as recommended by the Compensation Committee and approved by the Board of Directors. In its discretion, in advance of granting share-based compensation to an officer, the Board of Directors may establish a maximum value accruing to such officer upon exercise of such share-based compensation that is not settled in cash.

Limits on Non-fixed Compensation. The Compensation Policy establishes that the ratio between the non-fixed compensation (including bonuses, sales commissions and equity-based compensation) and the base salary of each officer (including the CEO) will not exceed seven (7) times such officer’s annual base salary over the term of such officer’s employment or service agreement with the Company, not taking into account acceleration of vesting of share-based compensation upon a change of control. In any event, the average annual amount of all non-fixed compensation payable to an officer (with the value of share-based compensation calculated at the time of grant in accordance with the cost recorded in its respect in the Company’s books) over the term of such officer’s employment or service agreement with the Company will not exceed $3,500,000, not taking into account acceleration of vesting of share-based compensation upon a change of control.

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Term of Employment Agreements. Officer employment agreements will be for a fixed term that does not exceed three (3) years.

Claw Back. Officers must repay to the Company any excess payments made to them which were based on the Company’s performance if such payments were paid based on false and restated Company financial statements, provided that such obligation of re-payment will cease two (2) years after payment of the bonus in question unless the officer knowingly contributed to the mistakes in the financial statements leading to restatement, in which case there shall be no time limit applicable to such obligation.

Director Compensation. In addition to compliance with the other provisions of the Compensation Policy, the Company may pay its outside directors share-based compensation and reimburse them for out-of-pocket expenses, all in accordance with applicable laws and regulations.

Proposed Resolution

It is proposed that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, that the Compensation Policy for the Company’s directors and officers in the form attached hereto as Exhibit A is hereby approved.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on Proposal 2 is necessary for the approval of Proposal 2.

The approval of Proposal 2 is also subject to the approval of a “Special Majority” which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company. Abstentions shall not be taken into account.

If you do not confirm that you do not have a Personal Interest in the approval of Proposal 2, you will be considered as having a Personal Interest in Proposal 2, and your shares will not be counted in the Special Majority vote required for the Proposal.

Under certain circumstances and subject to certain exceptions, the Board of Directors may approve the Compensation Policy despite the objection of the shareholders if the Compensation Committee and the Board of Directors determine that it is for the benefit of the Company following additional discussion and based on detailed arguments.

Recommendation of the Board

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT
SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

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PROPOSAL 3

APPROVAL OF GRANT OF SHARES OF RESTRICTED STOCK
TO MR. IZHAK GROSS

In connection with his service to the Company, management and the Compensation Committee has recommended, and the Board of Directors has approved, a grant of 7,000 ordinary shares of restricted stock to Mr. Izhak Gross, an independent director, which is the same number of ordinary shares of restricted stock approved by shareholders for non-employee directors at our 2014 annual shareholders meeting. The grant would be made under the Company’s 2013 Israeli Stock Incentive Plan, as amended. The grant to Mr. Gross is subject to his election to the Board under Proposal 1.A.

If approved, the restricted shares will vest annually and evenly over the next three years of service and in the event of: (A) (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all of the capital stock of the Company; or (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another company; or (iv) a scheme or arrangement for the purpose of effecting such sale, merger or amalgamation, and (B) as a result of such transaction the directors are required to cease to serve as directors of the Company, then all unvested shares on the closing date of such transaction would automatically accelerate. Vesting will begin effective as of the commencement of Mr. Gross’ service with the Board in August of 2016.

Proposed Resolution

It is proposed that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, that, subject to his election to the Board under Proposal 1.A, the restricted share grant of 7,000 of the Company’s ordinary shares, no par value, to Mr. Izhak Gross under the Company’s 2013 Stock Incentive Plan upon the terms presented to the Company’s shareholders is hereby approved and authorized.”

Vote Required for Approval

The approval of Proposal 3 is subject first to the election of Mr. Gross to the Board under Proposal 1.A.

If Mr. Gross is elected under Proposal 1.A and if the Company’s Compensation Policy is re-approved at the 2016 Meeting under Proposal 2, then the affirmative vote of the holders of a simple majority of the shares represented at the 2016 Meeting in person or by proxy and voting on Proposal 3 is necessary for the approval of Proposal 3.

If, however, Mr. Gross is elected under Proposal 1.A but the Company’s Compensation Policy is not re-approved, then approval of Proposal 3 is also subject to the approval of a “Special Majority” which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company. Abstentions shall not be taken into account.

If Proposal 2 is not approved and a Special Majority vote is required, and if you do not confirm that you do not have a Personal Interest in the approval of Proposal 3, you will be considered as having a Personal Interest in the Proposal, and your shares will not be counted in the Special Majority vote required for that Proposal.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT
SHAREHOLDERS VOTE “FOR” PROPOSAL 3.

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PROPOSAL 4

TO APPROVE THE ACCELERATED VESTING OF SHARES OF RESTRICTED STOCK
HELD BY MR. YOSEPH DAUBER, A FORMER DIRECTOR OF THE COMPANY

Mr. Yoseph Dauber served as a director on our Board of Directors from 2006 through August 9, 2016 and was a member of our Audit and Compensation Committees from 2009 up until his retirement. Mr. Dauber informed the Company of his retirement on August 4, 2016, and his resignation was effective August 9, 2016.

Mr. Dauber and the Company entered into a Restricted Stock Agreement dated April 23, 2014 under which the Company issued 7,000 ordinary shares of restricted stock to Mr. Dauber, subject to a vesting period of three (3) years, with one-third of the ordinary shares vesting each year of service. Upon his resignation, 4,666 shares of the ordinary shares granted to Mr. Dauber had vested.

Our Board determined that, in recognition and appreciation of Mr. Dauber’s service to the Company, it would be appropriate to approve the accelerated vesting of the remaining 2,334 ordinary shares, such that the remaining shares would become fully vested and exercisable following corporate approval. Because the Company’s Compensation Policy, which is the subject of Proposal 2, provides for a minimum vesting period of three years for share-based compensation granted to Company officers and directors, the acceleration of Mr. Dauber’s remaining shares would be an exception to the Compensation Policy and requires a special shareholder approval under Israeli law.

Proposed Resolution

It is proposed that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, to approve the accelerated vesting of 2,334 unvested shares of restricted stock held by Mr. Yoseph Dauber, a former director of the Company.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on Proposal 4 is necessary for the approval of Proposal 4.

The approval of Proposal 4 is also subject to the approval of a “Special Majority” which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company. Abstentions shall not be taken into account.

If you do not confirm that you do not have a Personal Interest in the approval of Proposal 4, you will be considered as having a Personal Interest in Proposal 4, and your shares will not be counted in the Special Majority vote required for the Proposal.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT
SHAREHOLDERS VOTE “FOR” PROPOSAL 4.

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PROPOSAL 5

APPROVAL OF THE SECOND EXTENSION OF THE EMPLOYMENT AGREEMENT AND
THE CONSULTING AGREEMENT WITH MR. GERALD VENTO, THE COMPANY’S CHIEF
EXECUTIVE OFFICER

Mr. Vento has previously expressed his desire to retire from the Company in 2017, but both he and the Board are committed to Mr. Vento remaining in his position as the Chief Executive Officer (“CEO”) and President until the Board selects a replacement. The Board is currently engaged in a thorough search for the best possible candidate to replace Mr. Vento, and plans to make this a top priority for 2017. While the Board conducts its search, the Board has proposed extending the term of the Mr. Vento’s executive employment agreement with the Company, dated January 1, 2013, as amended by an amendment to the executive employment agreement, dated July 15, 2015 (“Executive Employment Agreement”) such that Mr. Vento will continue to serve as the Company’s President and CEO through the earlier of June 30, 2017 or the date the Company hires a new President and CEO to replace Mr. Vento (“Separation Date”) as set forth in the Second Amendment to Executive Employment Agreement as set forth in Exhibit B (the “Second Amendment”).

The Companies Law requires that the terms of service and employment of the CEO be approved by the Company’s Compensation Committee, the Board and, subject to exceptions described below, the shareholders of the Company. The Compensation Committee and the Board may also, in special cases, approve the terms of service and employment despite the objection of shareholders if such approval is obtained on the basis of detailed reasons after the terms of service and employment are again discussed and examined, including, among other factors, the shareholder objection. The approval of the Compensation Committee and the Board must be in accordance with the Compensation Policy, provided that in special cases the Compensation Committee and Board may approve the engagement not in accordance with the Compensation Policy if the approval is in accordance with the considerations and provisions required by the Companies Law to be included in a compensation policy.

Additionally, the Board has proposed entering into a new consulting agreement with Mr. Vento as set forth in Exhibit C (“Consulting Agreement”) that will become effective upon the Separation Date (a) in lieu of any severance to be provided to Mr. Vento on the Separation Date, (b) as an inducement for Mr. Vento to execute the Second Amendment and continue to serve as the Company’s President and CEO through the Separation Date, and (c) to smoothly transition Mr. Vento’s duties to the Company’s new President and CEO.

The Company’s Compensation Committee recommended to the Board that it approve the Second Amendment extending the term of Mr. Vento’s employment and the Consulting Agreement, subject to the conditions described above, and the Board approved the Second Amendment and the Consulting Agreement, subject to the conditions described above, on December 29, 2016.

A description of the material provisions of Mr. Vento’s current Executive Employment Agreement, as modified by the Second Amendment, and a description of the material provisions of the Consulting Agreement are described below. Please see the “Employment Agreements” section of this Proxy Statement for further detail regarding Mr. Vento’s current Executive Employment Agreement.

Executive Employment Agreement as Modified by the Second Amendment

General Terms. Mr. Vento is employed as President and CEO of the Company and has all authority and responsibility commensurate with the President and CEO titles, including ultimate responsibility for and authority over all day-to-day matters and personnel of the Company. The term of employment will be for an additional period of time from January 1, 2017 through the earlier of June 30, 2017 or the date the Company hires a new President and CEO, which we refer to as the “Separation Date.”

Annual Base Salary. Mr. Vento will be paid the pro-rata amount of an annual base salary of $500,000 through the end of the term. Mr. Vento will not receive any compensation for serving as the Company’s President and CEO as of January 1, 2017 unless and until the Company’s shareholders approve the Second Amendment or the requirements of Israeli law regarding the compensation of Mr. Vento are otherwise satisfied.

Annual Bonus. Under the terms of Mr. Vento’s current Executive Employment Agreement, Mr. Vento will only be entitled to receive an annual bonus if he is employed by the Company pursuant to the agreement at the close of business on the last day of the applicable fiscal year with respect to the annual bonus. As a result, under the terms of the Second Amendment, Mr. Vento will not be employed with the Company on the last day of the 2017 fiscal year and, as a result, will not be entitled to receive an annual bonus.

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Executive Benefits and Reimbursements. Mr. Vento will be entitled to the pro-rata portion of twenty (20) paid-time-off days of vacation per fiscal year. Mr. Vento will be eligible to participate in, without action by the Board or any committee thereof, any benefits and perquisites available to the executive officers of the Company, including any group health, dental, life insurance, disability or other form of executive benefit plan or program of the Company now existing or that may be later adopted by the Company. The Company will reimburse Mr. Vento for all ordinary and necessary business expenditures made by Mr. Vento in connection with, or in furtherance of, his employment upon presentation by him of supporting information as may from time to time be reasonably requested by the Board.

Termination. As used in this description of the termination provisions, the terms “Cause,” “Change of Control,” “Good Reason,” “Severance Payment” and “Target Annual Bonus” shall have the meanings given to such terms in the Executive Employment Agreement. Either Mr. Vento or the Company may terminate Mr. Vento’s employment under this employment agreement for any reason upon not less than thirty (30) days prior written notice.

(i) Upon termination of Mr. Vento’s employment prior to a Change of Control, by Mr. Vento for Good Reason or by the Company without Cause, Mr. Vento will be entitled to a termination payment equal to one (1) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case).

(ii) Upon termination of Mr. Vento’s employment by the resignation of Mr. Vento without Good Reason or by the Company with Cause, as a result of Mr. Vento’s death or disability or for any other reason except as provided in the immediately preceding paragraph above or the immediately following paragraphs below, Mr. Vento will be due no further compensation other than what is due and owing through the effective date of Mr. Vento’s resignation or termination (including any annal bonus that may be due and payable to Mr. Vento).

(iii) If upon or within six months subsequent to a Change of Control, Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause, Mr. Vento will be entitled to and paid a termination payment equal to three (3) times the sum of (a) Mr. Vento’s annual base salary at the time of such termination and (b) Mr. Vento’s Target Annual Bonus for the fiscal year in which his employment is terminated (as if the applicable performance criteria have been met at the level that would result in payment of the Target Annual Bonus at the 100% level irrespective of whether or not that is the case).

(iv) If Mr. Vento’s employment is terminated by Mr. Vento for Good Reason or by the Company without Cause within 180 days prior to the Company’s execution of an agreement which, if consummated, would constitute a Change of Control, then upon consummation of such Change of Control, Mr. Vento will receive an additional payment equal to the difference between (i) the change of control termination payment described in clause (iii) and (ii) and any termination payment previously provided to Mr. Vento as described in clause (i).

Under certain circumstances, Mr. Vento’s termination benefits would be reduced to the extent necessary so that no portion of those benefits is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986. However, if Mr. Vento’s benefits, net of all federal, state and local taxes (including the Section 4999 excise tax), would be greater than the reduced amount, Mr. Vento would receive the full benefits and pay the excise and other taxes.

Mr. Vento will not be entitled to any Severance Payment unless Mr. Vento executes and delivers to the Company a general release of claims upon terms described in the Executive Employment Agreement. The Company will deliver to Mr. Vento a copy of the release after the Company’s termination of Mr. Vento’s employment without Cause or Mr. Vento’s termination of employment for Good Reason.

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Restrictive Covenants. Mr. Vento agrees that during the term of his employment and until two years after termination of employment, (i) he will not engage in any business or activity which is the same as or competitive with any business or activity conducted by the Company or any of its majority owned subsidiaries or (ii) become an officer, employee or consultant of or otherwise assume a substantial role or relationship with, any governmental entity, agency or political subdivision that is a client or customer of the Company or any subsidiary or affiliate of the Company, provided that Mr. Vento may invest in securities of any public company so long as he does not beneficially own more than five percent (5%) of the class of public securities. During the period of Mr. Vento’s employment and until three years after the termination of employment, Mr. Vento will not, without the Company’s prior written consent, seek to employ or otherwise seek the services of any employee or consultant of the Company or any of its majority-owned subsidiaries. Mr. Vento also agrees to restrictive covenants with respect to confidentiality and work product.

Consulting Agreement

The Board has proposed that the Company enter into the Consulting Agreement with Mr. Vento as of the Separation Date under the Second Amendment in lieu of any severance to be provided to Mr. Vento on the Separation Date, as an inducement for Mr. Vento to execute the Second Amendment and continue to serve as the Company’s President and CEO through the Separation Date and to smoothly transition Mr. Vento’s duties to the Company’s new President and CEO. The Company will be obligated to enter into the Consulting Agreement with Mr. Vento unless Mr. Vento voluntarily terminates his employment with the Company, dies or becomes disabled or is terminated for cause, as defined in the Consulting Agreement, in each case prior to the Separation Date.

The Consulting Agreement provides that Mr. Vento will perform certain professional consulting services as a contractor for the Company. In consideration for Mr. Vento’s professional consulting services, the Company will pay Mr. Vento a contractor fee of eighty-three thousand three hundred thirty-three and 33/100s dollars ($83,333.33) per month. The term of the Consulting Agreement commences on the Separation Date (the “Consulting Agreement Effective Date”) and will continue until the first anniversary of the Consulting Agreement Effective Date. The term of the Consulting Agreement may be terminated by Mr. Vento upon thirty (30) days advance written notice or by the Company immediately for cause, as defined in the Consulting Agreement, or upon thirty (30) days advance notice other than for cause. If the Consulting Agreement is terminated by the Company without cause, Mr. Vento will be entitled to a termination payment equal to the full amount payable under the Consulting Agreement as if the agreement was not terminated. If the Consulting Agreement is terminated by the Company for cause, by Mr. Vento for any reason, or upon his death or disability, Mr. Vento will be due no further compensation other than what is due and owing through the effective time of the termination. Mr. Vento is bound by a non-disclosure and confidentiality agreement with the Company.

The Company’s Compensation Committee and Board reviewed and considered the Second Amendment and the Consulting Agreement in accordance with the Company’s Compensation Policy proposed for approval by the Company’s shareholders at the 2016 Meeting. Additionally, the Company’s Compensation Committee and Board approved the Second Amendment and the Consulting Agreement provided that (i) the compensation to be paid to Mr. Vento from January 1, 2017 through the Separation Date will not be paid to Mr. Vento until the approvals referenced in the Second Amendment are obtained, and (ii) the Company’s authorization to execute the Consulting Agreement as set forth in the Second Amendment is conditioned on the Company obtaining the approvals referenced therein.

Proposed Resolution

It is proposed that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, that the Second Amendment and the Consulting Agreement are hereby approved and authorized.”

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares represented at the 2016 Meeting in person or by proxy and voting on Proposal 5 is necessary for the approval of Proposal 5.

The approval of Proposal 5 is also subject to the approval of a “Special Majority” which requires that either: (i) the Proposal must be approved by a majority of the shares voted on such Proposal by shareholders who are not controlling shareholders and who do not have a Personal Interest in the Proposal, or (ii) the total number of shares held by such shareholders described above and voted against the Proposal does not exceed two percent of the aggregate voting rights in the Company. Abstentions shall not be taken into account.

If you do not confirm that you do not have a Personal Interest in the approval of Proposal 5, you will be considered as having a Personal Interest in Proposal 5, and your shares will not be counted in the Special Majority vote required for the Proposal.

Board Recommendation

THE BOARD AND THE COMPENSATION COMMITTEE RECOMMEND THAT
SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

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PROPOSAL 6

TO APPROVE THE REAPPOINTMENT OF THE COMPANY’S
INDEPENDENT AUDITOR

The Board has approved the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public accountants (collectively referred to as “BDO”) for the year ending December 31, 2016, as well as the authorization of the Company’s Board, subject to the approval by the Audit Committee, to fix the remuneration of the accountants in accordance with the volume and nature of their services. The Board has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the 2016 Meeting. Representatives of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) are expected to be present at the 2016 Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Under Israeli law, shareholder approval is required to reappoint BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as our independent registered public accountants.

Independent Auditor Fees and Services

The following table sets forth fees for professional services provided by BDO, the Company’s current independent registered public accountant, for the audit of the Company’s consolidated financial statements for fiscal years 2015 and 2014, and fees billed for audit-related and other services (in thousands):

	2015	2014

Audit fees(1)	$669	$753
Audit-related fees(2)	84	40
Tax fees(3)	111	120
All other fees(4)	45	57
Total fees	$909	$970

(1)	Represents aggregate fees for professional services provided in connection with the audits of our annual consolidated financial statements and effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act, reviews of our quarterly financial statements and audit services provided in connection with the filings of Form 8-K, and other statutory or regulatory filings.
(2)	Represents fees for professional services provided by BDO in connection with diligence work performed on behalf of the Company.
(3)	Represents aggregate fees for professional services provided in connection with tax compliance, tax planning and tax advice.
(4)	Represents fees for professional services rendered and costs incurred by BDO in response to a regulatory inquiry related to the Company that concluded during the year without any recommended enforcement action.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is responsible for the oversight of our independent registered public accountants’ work. The Audit Committee’s policy is to preapprove all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Additional services may be pre-approved by the Audit Committee on an individual basis. The Audit Committee has delegated pre-approval authority to its chairman when necessary due to timing considerations. Any services approved by the chairman must be reported to the full Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval policies and the fees for the services performed to date. Our Audit Committee pre-approved all audit and non-audit services provided by our independent accountants during 2014 and 2015 and the fees paid for such services.

Proposed Resolution

It is proposed that the following resolution be adopted at the 2016 Meeting:

“RESOLVED, that the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2016 and the authorization of the Company’s Board of Directors, subject to the approval by the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services is hereby approved.”

Vote Required for Approval

The affirmative vote of the holders of a simple majority of the shares represented at the 2016 Meeting in person or by proxy and voting on Proposal 6 is necessary to approve Proposal 6.

Board Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE “FOR” PROPOSAL 6.

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The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any filings under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate the report by reference in any such filing.

REPORT OF THE AUDIT COMMITTEE

In the course of its oversight of the Company’s financial reporting process, the Audit Committee has:

●	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2015;

●	discussed with our independent registered public accounting firm matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

●	received the written disclosures and the letter from BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence;

●	discussed with BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) the firm’s independence; and

●	considered whether the provision of non-audit services by BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) is compatible with maintaining independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

By the Audit Committee,

Tal Yaron-Eldar
Yoseph Dauber
Richard Harris

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Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended December 31, 2015 and Forms 5 and amendments thereto furnished to us with respect to our fiscal year ended December 31, 2015, we believe that each of our officers and directors and any other person subject to Section 16 of the Exchange Act with respect to the Company reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal year 2015, except for Mr. McDonald, our former Chief Operating Officer, who filed one late report regarding one transaction, Mr. Reed, our General Manager and Senior Vice President of Enterprise Sales, who filed one late report relating to two transactions and Mr. Gordo, our Chief Financial Officer, who filed one late report relating to two transactions.

Other Business

The Company’s management is not aware of any other business to be transacted at the 2016 Meeting. However, if any other matters are properly presented to the 2016 Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

Shareholders are urged to complete and return their proxies promptly in order to, among other things, ensure actions by a quorum and to avoid the expense of additional solicitation. If the accompanying proxy is properly executed and returned in time for voting, and a choice is specified, the ordinary shares represented thereby will be voted as indicated therein. If no specification is made with respect to a specific Proposal or all Proposals, the ordinary shares represented by the properly executed and received proxies will be voted “FOR” Proposals 1.A, 2, 3, 4, 5 and 6 and “AGAINST” Proposal 1.B.

Where to Find More Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC, accompanies this Proxy Statement.

You may read any reports, statements or other information that the Company files with or furnishes to the SEC at the SEC’s public reference room at the following location:

Public Reference Room
100 F Street NE
Washington, D.C. 20549

These SEC filings and submissions are also available to the public from commercial document retrieval services and at the Internet at www.sec.gov and vocaltec.com.

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INDEX OF EXHIBITS

EXHIBIT A magicJack VocalTec Ltd. Compensation Policy

EXHIBIT B Form of Second Amendment to Executive Employment Agreement

EXHIBIT C Form of Independent Contractor Agreement for Consulting Services

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EXHIBIT A

magicJack VocalTec Ltd.

Compensation Policy

1.             Introduction

a.             Pursuant to the provisions of the Companies Law 5759 - 1999 (the “Companies Law”), the Board of Directors of the Company (the “Board of Directors”) approved on May 21, 2013 a compensation policy (the “Compensation Policy”) with regard to the terms of service and employment of officers1 of magicJack VocalTec Ltd. (the “Company”), following the recommendation of the Company’s Compensation Committee who discussed and considered the Compensation Policy. The Compensation Policy was approved by the General Meeting of shareholders on July 3, 2013. The Board of Directors re- approved on August __, 2016 the Compensation Policy with regard to the terms of service and employment of officers of the Company, following the recommendation of the Company’s Compensation Committee who discussed and considered the Compensation Policy. The Compensation Policy was approved by the General Meeting of shareholders on _______________, 2016.

b.             The Compensation Policy shall be subject to all mandatory provisions of any applicable law which apply to the Company and its officers, and to the Company’s Articles of Association, in each case as they may exist from time to time. Several main principles and objectives form the basis of the Compensation Policy:

i.        To promote the Company’s goals, targets and work plan and its long term policy;

ii.        To create appropriate incentives for the Company’s officers, taking into account, among other things, the risk management policies of the Company;

iii.       To adapt a compensation package combination that matches the size of the Company and the nature of its activities; and

iv.       To comply with the provisions of the law by compensating officers based on their contribution and their efforts to the development of the Company’s business, increasing of its profits and promotion of its goals, in the short and long term.

c.             The Compensation Policy is a multi-year policy which shall be in effect for a period of three years from the date of its approval. The Compensation Committee and the Board of Directors shall review the Compensation Policy from time to time, as required by the Companies Law. The Compensation Policy shall be reapproved as required by the Companies Law, every three years.

1 The term “officer” in this policy will be interpreted in accordance with the definition set out in the Companies Law: “a chief executive officer, a chief business manager, a deputy general manager, vice general manager, any person who holds such position in the Company even if such person holds a different title and any director and other manager/officer who reports directly to the chief executive officer.”

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2.             The Compensation Policy

a.             Parameters for Examining the Compensation Terms. In general, the compensation terms for officers shall be examined while taking into consideration, inter alia, the following parameters:

i.        The education, qualifications, expertise, seniority (in the Company in particular, and in the officer’s profession in general), professional experience and achievements of the officer;

ii.       The officer’s position, the scope of his responsibility and previous wage agreements that were signed with him;

iii.      The officer’s contribution to the Company’s business, profits and stability;

iv.      The degree of responsibility imposed on the officer; and

v.       The Company’s need to retain officers who have skills, know-how or unique expertise.

Following review of the average wage and median wage of employees of the Company (including contactor employees), the Company believes that in light of the limited number of persons employed by the Company relative to its revenue, there is a difficulty in taking into consideration, while determining the officer’s compensation, the relationship between the terms of service and employment of the officer, the wage of the other employees of the Company (including contractor employees employed at the Company, if employed at the time of approval of the compensation), and, in particular, the relationship to the average wage and median wage of such employees. The Company believes that due to the limited number of employees, taking into consideration the above mentioned relationship may harm its ability to recruit and retain its employees in the various countries. Given the challenges described in this paragraph, the Compensation Committee and Board of Directors will focus primarily upon wage surveys and similar analysis as set forth in Section 2.b. below when approving the compensation terms for officers.

b.             Wage Survey. Prior to approval of a Compensation Package (defined below) for an officer, the Company will conduct a wage survey that compares and analyzes the level and cost of the overall Compensation Package offered to an officer of the Company with Compensation Packages for officers in similar positions to that of the relevant officer in other companies of the same type and/or financial stature (in terms of revenue or other relevant financial measure(s)) as the Company. Wage surveys will be conducted internally or through an external consultant as recommended by the Compensation Committee.

c.             Compensation Terms of Officers

i.       The Company shall be entitled to grant to officers (to all or part of them) a compensation package which may include a base salary, commissions, sign-on bonus, annual cash bonus and share-based compensation, or any combination thereof, and additional standard benefits as described below (“Compensation Package”).

ii.       Base Salary - The base salary of a new officer in the Company shall be determined based on the parameters specified in Sections 2.a. and 2.b. above. The Compensation Committee and the Board of Directors shall be entitled to update the base salary of the officers of the Company (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a Personal Interest and (ii) officers who serve as directors) consistent with the terms of this Compensation Policy including the parameters specified in Section 2.a. and 2.b. above, provided that the Compensation Committee alone may approve an amendment to an officer’s base salary that does not increase such base salary by more than fifteen percent (15%).

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iii.       Sale Commissions - In addition to the Base Salary and any other compensation element, the Company shall be entitled to pay to its officers, sale and other commissions based on a pre-determined commission plan, which commissions will be considered part of the officer’s aggregate compensation package and shall be subject to the limitations of clause xi. below.

iv.       Additional Terms of Compensation Package - The compensation package may include additional standard benefits such as social benefits, car allowance, mobile allowance, reimbursement of expenses, perquisites, advanced notice for termination of employment, medical insurance etc.

v.        Sign-on Bonus

1.       The Company shall be entitled to grant a sign-on bonus to an officer, which sign-on bonus may not exceed the officer’s initial annual base salary and shall be subject to the limitations of clause xi. below. A sign-on bonus will not be considered in calculating the maximum amount of the Bonus (as defined in Section 2.c.ix. below) payable to an officer following his initial year of employment.

2.       The sign-on bonus will be deemed part of the overall compensation package for that officer and it will be subject to the existing limitations in this Compensation Policy.

vi.       Insurance, Exculpation and Indemnification - The officers of the Company shall be entitled to benefit from the insurance, exculpation and indemnification arrangements, to be approved from time to time by the Board of Directors, pursuant to the provisions of the Articles of Association of the Company and applicable law.

vii.      Advance Notice - The advance notice period for termination of employment shall be determined individually with respect to each officer, taking into consideration the parameters set forth in Section 2.a. above, but will not be more than ninety (90) days.

viii.     Severance Terms.

1.       The severance terms for an officer will be considered pursuant to the parameters set out in Section 2.a. above.

2.       In the event that the terms of service of the officer include severance payments, the payments shall be examined in light of the period of service or employment of the officer in the Company, the terms of service, the Company’s performance during said period, the anticipated contribution of the officer to achieving the Company’s goals and its profitability, and the circumstances of termination of employment.

3.       In any event, the amount or value of a severance payment shall not exceed two times such officer’s annual base salary as of termination of employment, other than termination of employment in connection with a change of control of the Company, in which case such maximum severance payment shall not exceed six times such officer’s annual base salary. Acceleration of vesting of equity based compensation issued prior to termination of employment shall not be considered in calculating the value of a severance payment. No severance payment will be paid to an officer whose employment is terminated for “cause” as defined in such officer’s employment agreement or other applicable contract.

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ix.       Annual Cash Bonus

1.       Maximum Amount of the Annual Cash Bonus - The compensation package of officers may include an annual cash bonus based on measurable and non-measurable criteria as set forth hereunder (the “Bonus”) and as customary in other companies of the same type and/or financial stature (in terms of revenue or other relevant financial measure(s)) as the Company. In the event that officers are eligible for a Bonus pursuant to the terms of employment, the Bonus shall be subject to the following:

a.             The limitations of clause xi. below; and

b.       The Bonus will be based mainly (at least 80%) on measurable criteria, and, with respect to its less significant part (up to 20%), at the Board of Directors’ and management’s discretion based on non-measurable criteria, all as set forth hereunder.

2.       Measurable criteria for the Bonus may include financial targets (e.g., revenue and EBITDA relative to budget), meeting sales and marketing objectives, productivity indices and growth in the volume of activity, cost savings, implementation and promotion of planned projects, promoting strategic targets, promoting innovation in the Company and/or success in raising capital. The measurable bonus criteria will be documented such that they can be calculated objectively and later verified based upon the Company’s audited or reviewed financial statements and related metrics.

3.       Non-Measurable Criteria for the Bonus - The Company is entitled to determine, in its sole discretion, that an insignificant component, which does not exceed 20% of the Bonus, will be determined according to non-measurable criteria, such as the contribution of the officer to the Company’s business, its profitability and stability, the need for the Company to retain an officer with skills, know-how, or unique expertise, the responsibility imposed on the officer, changes that occurred in the responsibility imposed on the officer during the year, satisfaction with the officer’s performance (including assessing the degree of involvement of the officer and devotion of efforts in the performance of his duties), assessing the officer’s ability to work in coordination and cooperation with other employees of the Company, the officer’s contribution to appropriate control environment and ethical environment and such other elements as recommended by the Compensation Committee and approved by the Board of Directors. The Compensation Committee and the Board of Directors will consider and approve this component, based, inter alia, on the recommendation and personal assessment given by the official who is in charge of the officer, specifying the relevant reasons underlying the recommendation.

4.       Unless otherwise specifically provided in a compensation agreement with an officer, the Board of Directors will have no discretion to reduce the Annual Bonus, Sign-On Bonus and Sales Commissions (collectively, “Non-Fixed Cash Compensation”) payable to an officer under an agreement with such officer so long as payment of such Non-Fixed Cash Compensation complies with this Compensation Policy.

x.       Share-based Compensation

1.       The Company shall be entitled to grant to officers options, Restricted Stock Units or any other share-based compensation (“Share-based Compensation”, and together with Non-Fixed Cash Compensation, “Non-Fixed Compensation”), pursuant to equity plan(s) as adopted or as shall be adopted by the Company, from time to time and subject to any applicable law.

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2.       The annual value of a Share-based Compensation shall be calculated at the time of grant in accordance with the cost recorded in its respect in the Company’s books. Grant of Share-based Compensation shall be subject to the limitations of clause xi. below.

3.       When discussing the grant of a Share-based Compensation to an officer of the Company, the Compensation Committee and the Board of Directors shall consider whether the aforesaid grant is a suitable incentive for increasing the Company’s value in the long term, the economic value of the grant, the exercise price and the other terms.

4.       Share-based Compensation, if granted, shall mature in installments or vesting periods (or depend on meeting milestones) which shall take into account the appropriate incentive, in light of the Company’s objectives in the years following the approval of the grant. Vesting of officer’s Share-based Compensation shall occur over a minimum period of three (3) years, provided that vesting of Share-based Compensation may be accelerated upon a change of control as recommended by the Compensation Committee and approved by the Board of Directors. In its discretion, in advance of granting Share-based Compensation to an officer, the Board of Directors may establish a maximum value accruing to such officer upon exercise of such Share-based Compensation that is not settled in cash.

5.       The exercise price and any others terms of the grant will be determined by the Compensation Committee and the Board of Directors, as required by any applicable law.

xi.       Non-Fixed Compensation - The ratio between the Non-Fixed Compensation and the Base Salary of each officer (including the CEO), each payable over the term of such officer’s employment or service agreement with the Company, shall not exceed seven (7), not taking into account acceleration of vesting of Share-based Compensation upon a change of control. In any event, the average annual amount of all Non-Fixed Compensation payable to an officer (with the value of Share-based Compensation calculated at the time of grant in accordance with the cost recorded in its respect in the Company’s books) over the term of such officer’s employment or service agreement with the Company shall not exceed $3,500,000, not taking into account acceleration of vesting of Share-based Compensation upon a change of control.

xii.       Term of Employment Agreements - The employment agreement for each officer will be for a fixed term that does not exceed three (3) years. Upon the expiry of an employment agreement, the agreement may be extended subject to the provisions of Section 2.d. below. Future modifications to this Compensation Policy will not serve to modify agreements between the Company and its officers which were properly approved and in place on the date any such modifications to this Compensation Policy are approved.

xiii.       Claw Back - Officers shall be required to repay to the Company any excess payments made to them which were based on the Company’s performance if such payments were paid based on false and restated financial statements of the Company, provided that such obligation of re-payment shall cease two (2) years after payment of the bonus in question unless the officer knowingly contributed to the mistakes in the financial statements leading to restatement, in which case there shall be no time limit applicable to such obligation.

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d.            Extension of Existing Agreements with Officers

i.       Prior to approval of the extension of an employment agreement of an officer, the officer’s existing compensation package shall be reviewed and considered based on the parameters set forth in Section 2.a. above.

ii.       In the event that an extension of an employment agreement with an officer (other than (i) officers who are controlling shareholders or their relatives or other officers’ compensation in which the controlling shareholder has a Personal Interest and (ii) officers who serve as directors) involves a change in his or her employment terms, the Compensation Committee will examine whether: (a) the change is considered a “material change” compared to current employment terms; and whether (b) such change is in compliance with the Company’s Compensation Policy, for the purpose of identifying the requirements to approve such change.

iii.       The Compensation Policy shall apply also to the updated compensation package.

e.            Compensation of Directors

i.         In addition to compliance with the other provisions of this Compensation Policy, the compensation of the Company’s directors (including outside directors and independent directors) shall be in accordance with the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director), 5760-2000 (“Compensation of Directors Regulations”).

ii.        Subject to applicable law, compensation shall be allowed in amounts higher than what is stated in the Compensation of Directors Regulations if the director is a professional director, an expert director or a director who makes a unique contribution to the Company.

iii.       The Company shall be entitled to pay to its directors’ share-based compensation subject to applicable law.

iv.       In addition to the compensation set forth above, the Company’s directors shall be reimbursed for reasonable out-of-pocket expenses incurred in connection with fulfillment of their duties as Directors.

3.       General

The Compensation Committee and the Board of Directors shall, from time to time, review the Compensation Policy as well as the need to adjust it, based, inter alia, on the considerations and guidelines set forth in this policy. In so doing, they will conduct an examination of changes in the Company’s goals, market conditions, the Company’s profits and revenues in previous periods and in real time, and any other relevant factors.

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EXHIBIT B

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment 2 to Executive Employment Agreement (“Amendment”) is entered into effective as of December 31, 2016 by and between magicJack VocalTec Ltd. (the “Company”) and Gerald T. Vento (“Executive”) for the purpose of amending the Executive Employment Agreement by and between the Company and Executive effective as of January 1, 2013, as amended by Amendment to Executive Employment Agreement by and between Company and Executive dated July 15, 2015 (the “Agreement”).

RECITALS

A.       On December ___, 2016, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and the Company’s Board of Directors (“Board”) approved, subject to shareholder approval at the annual meeting of the Company’s shareholders to be held in the first fiscal quarter of 2017 (the "Annual Meeting"), (i) an extension of the terms of the Agreement for a period ending on the earlier of (a) June 30, 2017, or (b) the start date for a President and Chief Executive Officer to replace Executive as President and Chief Executive Officer of the Company (the “Separation Date”), and (ii) a one-year Consulting Agreement between the Company and Executive commencing as of the Separation Date and terminating one-year thereafter;

B.       Pursuant to the requirements of Israeli law, the compensation to be paid to Executive from January 1, 2017 through the Separation Date, and the compensation to be paid to Executive under the terms of the Consulting Agreement (as defined below), must be approved by the Company’s shareholders at the Annual Meeting prior to any such compensation being paid to Executive; and

C.       Executive has agreed to serve as the Company’s President and Chief Executive Officer from January 1, 2017 through the Separation Date with the understanding that no compensation will be paid to him in connection with such role unless and until this Amendment has been approved by the Company’s shareholders at the Annual Meeting in accordance with applicable Israeli law; and

D.       The Compensation Committee and the Board have found that the provisions of this Amendment and the Consulting Agreement are consistent with the terms of the Company’s Compensation Policy to be proposed for approval by the Company’s shareholders at the Annual Meeting and have recommended approval of this Amendment and the Consulting Agreement.

In consideration of the foregoing, the mutual covenants and obligations of the Company and the Executive under the Agreement, and other consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree to amend the Agreement as follows:

1.        Term. Section 2 of the Agreement is hereby deleted and replaced with the following:

TERM OF AGREEMENT AND EMPLOYMENT. The term of the Executive’s employment under this Agreement shall begin on the effective date of this Agreement, and terminate as of 5pm EST on the earlier of (a) June 30, 2017, or (b) the start date for a Chief Executive Officer to replace Executive (the “Separation Date”).

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2.       Annual Base Salary. Executive acknowledges and agrees that, notwithstanding the provisions of Section 4.A. of the Agreement to the contrary, Executive will not receive any compensation for serving as the Company’s President and Chief Executive Officer of the Company unless and until the Company’s shareholders approve this Amendment at the Annual Meeting or the requirements of Israeli law regarding compensation of the Executive are otherwise satisfied. The Company agrees to accrue the compensation that would otherwise be due and payable to Executive during such period and to pay such accrued amounts to Executive within two (2) business days after this Amendment is approved by the Company;s shareholders at the Annual Meeting or the requirements of Israeli law regarding compensation of the Executive are otherwise satisfied.

3.       Consulting Agreement. The following Section 18 shall be and hereby is added to the Agreement:

CONSULTING AGREEMENT. Unless Executive (a) voluntarily terminates his employment by the Company, (b) dies or becomes Disabled, or (b) is terminated for Cause in each case prior to the Separation Date, the Company agrees that it will enter into a Consulting Agreement in substantially the form of Exhibit B (the “Consulting Agreement”) hereto with Executive effective as of the day immediately following the Separation Date, provided that the Consulting Agreement is approved by the Company’s shareholders at the Company’s Annual Meeting to be held in the 1st quarter of 2017, or the requirements of Israeli law regarding compensation of the Executive under the Consulting Agreement are otherwise satisfied.

4.       Exhibit B. Exhibit B to this Amendment shall be and hereby is inserted as Exhibit B to the Agreement.

5.       Effect. Other than as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Amendment as of the date first above written.

MAGICJACK VOCALTEC LTD.

Signature:
Donald A. Burns
Chairman

EXECUTIVE

Signature:
Gerald T. Vento

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Exhibit B

Form of Consulting Agreement

[attached]

B-4

EXHIBIT C

Independent Contractor Agreement

For Consulting Services

This Independent Contractor Agreement (the “Agreement”) is made and entered into as of _______________, 2017 (the “Effective Date”) by and between magicJack Vocaltec Ltd., a company formed under the laws of the State of Israel, and all of its direct and indirect subsidiaries (collectively, the “Company”), and Gerald T. Vento (the “Contractor”).

WITNESSETH:

WHEREAS, the Company desires to retain the Contractor to perform certain professional consulting services specified herein; and

WHEREAS, Contractor represents he has expertise in the services required by the Company and desires to be engaged in the capacity of independent contractor in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Scope of Services

a.                   Contractor agrees to perform personally the consulting services (the “Consulting Services”) which may be requested by the Company from time to time.

b.                  Contractor shall maintain sole control and discretion as to when the Consulting Services are performed. In performing the Consulting Services, the Contractor represents and warrants to Company that Contractor shall (1) use diligent efforts and professional skills and judgment; and (2) perform the Services in accordance with recognized standards of the applicable industry and profession.

c.                   The Contractor shall communicate with the Company, either in person at the Company’s offices or such other locations as agreed to by the Company, or via the telephone or e-mail, regarding the status of the Consulting Services at least monthly and more often as reasonably requested by the Company from time to time.

d.                  The Company will not provide the Contractor with an office or any other space from which to conduct the Consulting Services, and Contractor shall have the sole control and discretion as to where to perform the Consulting Services.

e.                   The Contractor agrees to supply, at his or her own expense, any and all tools, equipment or materials necessary for the successful completion of the Consulting Services.

f.                   Contractor represents and warrants to Company, that (1) Contractor has, and will maintain throughout the term hereof, full right, power, and authority to enter into and perform its obligations under this Agreement without conflict with the rights of or obligations to any other party, or in violation of any applicable law or regulation; and (2) none of the Consulting Services provided to Company shall contain any confidential information of any third party.

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2.    Consideration

a.                   In consideration of the Consulting Services performed by the Contractor, the Company agrees to pay Contractor a fee of Eighty-Three Thousand Three Hundred Thirty-Three and 33/100s Dollars ($83,333.33) per month (the “Monthly Fee”) for the Consulting Services, with such fees to be pro-rated for any partial month during which Consulting Services are provided hereunder.

b.                  The Company shall pay the Monthly Fee to Contractor in arrears on the last day of each calendar month.

c.                   The Company agrees to reimburse Contractor for Contractor’s reasonable travel expenses incurred by Contractor for travel requested by the Company provided that such expenses are pre-approved in writing by the Company. Contractor shall be responsible for all other costs and expenses associated with performance of the Consulting Services.

d.                  The Company shall have no obligation to make any payment pursuant to this Agreement unless Contractor is in compliance with all its covenants, agreements and warranties hereunder.

3.    Term. The Contractor shall commence providing services on the Effective Date and shall continue until the first anniversary of the Effective Date unless terminated prior to such date by either party in accordance with this Section 3 (the “Term”), but may be terminated sooner by Contractor upon thirty (30) days’ advance written notice or by the Company immediately for Cause or upon thirty (30) days’ advance notice other than for Cause, provided that, the provisions below shall apply in the event of a termination of this Agreement.

a.                   Upon the termination of this Agreement by Company without Cause, Contractor shall be entitled to be paid a termination payment (the “Termination Payment”) equal to the full amount that would have been payable to Contractor had this Agreement not been so terminated. The Termination Payment shall be paid by the Company in a lump sum within fifteen (15) days after the date of termination.

b.                  Upon the termination of this Agreement by Company for Cause, by Contractor for any reason, or upon Contractors death or disability, the Contractor shall be due no further compensation other than what is due and owing through the effective date of termination.

c.                   “Cause” for the termination of this Agreement shall be deemed to exist if, in the reasonable judgment of the Company’s Board of Directors: (i) Contractor commits fraud, theft or embezzlement against the Company or any subsidiary or affiliate thereof; (ii) the Contractor is convicted of, or pleads no contest to, a felony or a crime involving moral turpitude; (iii) Contractor breaches any of the terms of this Agreement and fails to cure such breach within thirty (30) days after the receipt of written notice of such breach from the Company; or (iv) Contractor engages in gross negligence or willful misconduct that causes harm to the business and operations of the Company or a subsidiary or affiliate thereof.

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4.    Independent Contractor Status

a.                   It is understood and agreed that Contractor will act solely as an independent contractor hereunder and shall conduct his operations as an independent contractor, and nothing in this Agreement shall be construed to render Contractor an employee of the Company. The Company shall have no right to control or direct the details, manner or means by which Contractor accomplishes the results of the Consulting Services.

b.                  Contractor understands and recognizes that it is not an agent of the Company and has no authority to and shall not bind, represent or speak for the Company for any purpose whatsoever.

c.                   The Company will record payments to Contractor on, and provide to Contractor, an Internal Revenue Service Form 1099, and the Company will not withhold any federal, state or local employment taxes on Contractor's behalf. Contractor agrees to pay all such taxes in a timely manner and as prescribed by law.

d.                  Contractor will not be considered an employee for purposes of any Company employment policy or any employment benefit plan, and Contractor will not be entitled to any benefits under any such policy or benefit plan.

5.     Nondisclosure and Use of Confidential Information. Contractor acknowledges and agrees that he entered into with the Company and is bound by a certain Non-Disclosure and Confidentiality Agreement executed by Contractor and the Company (the “Confidentiality Agreement”). Contractor further acknowledges and agrees that the Confidentiality Agreement applies to all Confidential Information (as defined therein) provided by the Company to Contractor regardless of the date of disclosure and that the termination of this Agreement, for any reason, shall not effect Contractor’s obligations under the Confidentiality Agreement.

6.    Other Work By Contractor. During the Term, the Contractor shall be free to provide professional consulting services to entities or individuals other than the Company.

7.    No Conflicting Agreements. The Contractor hereby represents and warrants that the Contractor has no commitments or obligations inconsistent with this Agreement. The Contractor hereby agrees to indemnify and hold the Company harmless against any loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the period during which the Contractor’s services are engaged by the Company, the Contractor will not enter into any Agreement (oral or written), which may be in conflict with this Agreement.

8.     Transfer and Assignment; Subcontracting. This Agreement may not be assigned or transferred by Contractor. Should such an assignment or transfer occur, this Agreement shall become null and void at the discretion of the Company upon written notice by the Company to Contractor. Contractor acknowledges that the Company is relying on the personal skill and expertise of Contractor in performing the Consulting Services.

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9.    Remedies for Breach. Contractor acknowledges that the restrictions contained in this agreement are reasonable and necessary to protect the legitimate interests of the Company, and are not unduly burdensome to Contractor. Without limiting the Company’s rights to pursue any other legal and equitable remedies available to it for any breach or threatened breach (including the recovery or damages) by Contractor of the covenants, agreements and warranties contained herein, Contractor acknowledges that a breach of said covenants, agreements and warranties would cause a loss to the Company that could not reasonably or adequately be compensated in damages in any action at law, that remedies other than injunctive relief could not fully compensate the Company for a breach of said covenants, agreements and warranties and that accordingly, the Company shall be entitled to injunctive relief to prevent any breach or continuing or threatened breaches of Contractor’s covenants, agreements and warranties as set forth herein. It is the intention of the parties hereto that if, in any action before any Court empowered to enforce this Agreement, any term, restriction, covenant, agreement or promise is found to be unenforceable, then such term, restriction, covenant, agreement or promise shall be deemed modified to the extent necessary to make it enforceable by such Court.

10.  Waiver. Waiver by the Company of a breach of any provision of this Agreement or failure to enforce any such provision shall not operate or be construed as a waiver of any subsequent breach of any such provision or of the Company's right to enforce any such provision. No act or omission of the Company shall constitute a waiver of any of its rights hereunder except for a written waiver signed by the Company's President.

11.  Governing Law and Jury Waiver. This Agreement shall be deemed to have been made in the State of Florida, shall take effect as an instrument under seal within the State of Florida, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the State of Florida, without giving effect to conflict of law principles. Both parties further acknowledge that the last act necessary to render this Agreement enforceable is its execution by the Company in the State of Florida, and that the Agreement thereafter shall be maintained in the State of Florida. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach, shall be commenced in the State of Florida in a court of competent jurisdiction. Both parties further acknowledge that venue shall exclusively lie in the State of Florida. Both parties further agree that any such action, demand, claim or counterclaim shall be resolved by a judge alone, and both parties hereby waive and forever renounce the right to a trial before a civil jury.

12.  Certification by Contractor. Contractor certifies that all information and data provided by Contractor to the Company in order to obtain this Agreement or in response to the Company requests for information and data are accurate, complete and current as of the date of execution of this Agreement.

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13.  Effect on Existing Agreements. This Agreement shall have no effect on the enforceability of the surviving terms of the Employment Agreement by and between the Company and Contractor dated January 1, 2013, which shall remain in full force and effect notwithstanding, and not modified by, any provision of this Agreement.

14.  Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, including counterparts delivered by electronic signature or PDF, each of which shall be treated as an original.

15.  Headings. All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Agreement.

16.  Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to another address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

All notices to the Company shall be sent to:	All notices to Contractor shall be sent to:

magicJack Vocaltec Ltd	Gerald T. Vento
222 Lakeview Avenue, Suite 1600	91 Low Beach Road
West Palm Beach, Florida 33401	Nantucket, MA 02554
Attention: CEO

17.  Severability. If any portion or provision of this Agreement shall to any extent be declared unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18.  Modifications. No modification of this contract shall be binding upon the parties hereto, unless such is in writing and duly signed by the respective parties hereto. This Agreement shall take effect when signed by both parties.

IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed as of the date first above written.

magicJack Vocaltec Ltd

By:
Name:	Gerald T. Vento
Title:

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PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION, DATED JANUARY 13, 2017

MAGICJACK VOCALTEC LTD.

12 Haomanut Street, 2ND Floor

POLEG INDUSTRIAL ZONE, NETANYA, ISRAEL 4250445

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned shareholder of magicJack VocalTec Ltd. (the “Company”) hereby appoints Tal Yaron-Eldar and Dvir Salomon, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the ordinary shares of the Company which the undersigned is entitled to vote at the 2016 annual general meeting of shareholders of the Company (the “2016 Meeting”) to be held at the offices of Yigal Arnon & Co. at 1 Azrieli Center, Tel Aviv 6702101, Israel at 10:00 a.m. Israel time on Tuesday, February 28, 2017, or at any adjournments or postponements thereof, upon the matters set forth on the reverse side of this Proxy, which are more fully described in the Notice of Annual General Meeting of Shareholders and the Proxy Statement relating to the 2016 Meeting.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is made, the proxy will be voted “FOR” Proposals 1.A, 2, 3, 4, 5 and 6 and “AGAINST” Proposal 1.B.

If you mark “FOR” any director under Proposal 1.A and “FOR” any director under Proposal 1.B, all of your votes under both Proposal 1.A and Proposal 1.B will not be counted in determining the outcome of such Proposals.

For each of Proposals 2, 3, 4 and 5, please confirm that you do not have a Personal Interest in such Proposal. For the definition of “Personal Interest” please see the Proxy Statement of the Company relating to the 2016 Meeting.

Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. Any and all proxies given by the undersigned prior to this proxy are hereby revoked.

The undersigned acknowledges receipt of the Notice of Annual General Meeting of Shareholders and Proxy Statement of the Company relating to the 2016 Meeting.

(Continued and to be signed on the reverse side)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

MAGICJACK VOCALTEC LTD.

February 28, 2017

Please sign, date and mail your WHITE proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE

“FOR” PROPOSALS 1.A, 2, 3, 4, 5 AND 6 AND DISREGARD PROPOSAL 1.B.

Note: If you mark “FOR” any director under Proposal 1.A and “FOR” any director under Proposal 1.B, none of your votes under either Proposal 1.A or Proposal 1.B will be counted in determining the outcome of either Proposal.

		For	Against	Abstain
1.A.	Pursuant to a proposal of the Board of Directors, to elect and re-elect, as applicable, the following persons recommended by the Board to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified.	☐ (All)	☐ (All)	☐ (All)
	Mr. Donald A. Burns	☐	☐	☐
	Mr. Richard Harris	☐	☐	☐
	Dr. Yuen Wah Sing	☐	☐	☐
	Mr. Gerald Vento	☐	☐	☐
	Mr. Don C. Bell III	☐	☐	☐
	Mr. Izhak Gross	☐	☐	☐
	Mr. Alan B. Howe	☐	☐	☐
OR
		For	Against	Abstain
1.B.	Pursuant to a proposal of Kanen Wealth Management LLC and Mr. David L. Kanen, to elect the following persons to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified (The Company’s Board of Directors recommends shareholders DISREGARD the slate of nominees nominated under this Proposal 1.B)	☐ (All)	☐ (All)	☐ (All)
	Mr. Anthony Ambrose	☐	☐	☐
	Mr. Louis Antoniou	☐	☐	☐
	Mr. Jonathan M. Charak	☐	☐	☐
	Mr. David Clark	☐	☐	☐
	Mr. W. Austin Lewis	☐	☐	☐
	Mr. Anthony Pompliano	☐	☐	☐
	Mr. Alan B. Howe	☐	☐	☐

		For	Against	Abstain
2.	To re-approve the Company’s Compensation Policy.	☐	☐	☐
	Confirm that you are not a controlling shareholder and do not have a Personal Interest in the approval of Proposal 2 (Note: if you do not respond, your vote will be counted as a shareholder who has Personal Interest, as defined in the Proxy Statement)	Confirm ☐

		For	Against	Abstain
3.	To approve the grant of 7,000 shares of restricted stock of the Company to Mr. Izhak Gross, subject to his election to the Board under Proposal 1.A.	☐	☐	☐
	Confirm that you are not a controlling shareholder and do not have a Personal Interest in the approval of Proposal 3 (Note: if you do not respond, your vote will be counted as a shareholder who has Personal Interest, as defined in the Proxy Statement)	Confirm ☐

		For	Against	Abstain
4.	To approve the accelerated vesting of shares of restricted stock held by Mr. Yoseph Dauber, a former director of the Company.	☐	☐	☐
	Confirm that you are not a controlling shareholder and do not have a Personal Interest in the approval of Proposal 4(Note: if you do not respond, your vote will be counted as a shareholder who has Personal Interest, as defined in the Proxy Statement)	Confirm ☐

		For	Against	Abstain
5.	To approve a limited extension of the Employment Agreement with Mr. Gerald Vento, the Company's President and Chief Executive Officer, until the earlier of June 30, 2017 or the date the Company hires a President and Chief Executive Officer to replace Mr. Vento, and to approve entering into a consulting agreement with Mr. Vento effective upon his separation date.	☐	☐	☐
	Confirm that you are not a controlling shareholder and do not have a Personal Interest in the approval of Proposal 5(Note: if you do not respond, your vote will be counted as a shareholder who has Personal Interest, as defined in the Proxy Statement)	Confirm ☐

		For	Against	Abstain
6.	To approve the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2016 and to authorize the Company’s Board of Directors, subject to the approval of the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the 2016 Meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature Date	Signature (Joint Owners)	Date
[PLEASE SIGN AND DATE WITHIN BOX]